EXECUTION COPY

GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Seller

INDYMAC BANK, F.S.B.,
Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee and Custodian

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2005

__________________________________

HarborView Mortgage Loan Trust 2005-5

Mortgage Loan Pass-Through Certificates, Series 2005-5

Table of Contents

Page

ARTICLE I DEFINITIONS; DECLARATION OF TRUST

13

SECTION 1.01. Defined Terms.

13

SECTION 1.02. Accounting.

65

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF

CERTIFICATES

66

SECTION 2.01. Conveyance of Mortgage Loans.

66

SECTION 2.02. Acceptance by Trustee.

69

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originators and

the Seller.

70

SECTION 2.04. Representations and Warranties of the Seller with Respect to the

Mortgage Loans.

74

SECTION 2.05. Representations, Warranties and Covenants of the Servicer.

75

SECTION 2.06. Representations and Warranties of the Depositor.

76

SECTION 2.07. Issuance of Certificates.

78

SECTION 2.08. Representations and Warranties of the Seller.

78

SECTION 2.09. Covenants of the Seller.

80

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

80

SECTION 3.01. Servicer to Act as Servicer.

80

SECTION 3.02. Sub-Servicing Agreements Between Servicer and Sub-Servicers.

82

SECTION 3.03. [Reserved].

82

SECTION 3.04. [Reserved].

82

SECTION 3.05. No Contractual Relationship Between Sub-Servicers and the Trustee or

Certificateholders.

82

SECTION 3.06. [Reserved].

83

SECTION 3.07. Collection of Certain Mortgage Loan Payments.

83

SECTION 3.08. [Reserved].

83

SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing

Accounts.

83

SECTION 3.10. Collection Account and Distribution Account.

84

SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

86

SECTION 3.12. Investment of Funds in the Collection Account and Distribution

Account.

88

SECTION 3.13. [Reserved]

89

SECTION 3.14. Maintenance of Hazard Insurance Polices and Errors and Omissions and

Fidelity Coverage.

89

SECTION 3.15. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

91

SECTION 3.16. Realization upon Defaulted Mortgage Loans.

92

SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

94

SECTION 3.18. Servicing Compensation.

95

SECTION 3.19. Reports to the Trustee; Collection Account Statements.

96

SECTION 3.20. Statement as to Compliance.

96

SECTION 3.21. Independent Public Accountants’ Servicing Report.

96

SECTION 3.22. Access to Certain Documentation; Loan-Level Information.

96

SECTION 3.23. Title, Management and Disposition of REO Property.

97

SECTION 3.24. Obligations of the Servicer in Respect of  Interest Shortfalls.

100

SECTION 3.25. [Reserved]

100

SECTION 3.26. Obligations of the Servicer in Respect of Adjustments.

100

SECTION 3.27. Solicitations.

100

SECTION 3.28. [Reserved]

101

SECTION 3.29. REMIC-Related Covenants.

101

SECTION 3.30. Reports Filed with Securities and Exchange Commission.

101

SECTION 3.31. Indemnification by the Servicer.

102

SECTION 3.32. Indemnification by the Trustee.

103

SECTION 3.33. Yield Maintenance Account.

104

ARTICLE IV [RESERVED]

105

ARTICLE V FLOW OF FUNDS

105

SECTION 5.01. Distributions.

105

SECTION 5.02. Allocation of Net Deferred Interest.

111

SECTION 5.03. Allocation of Realized Losses.

112

SECTION 5.04. Statements.

113

SECTION 5.05. Remittance Reports; Advances.

116

SECTION 5.06. [Reserved]

117

SECTION 5.07. Basis Risk Reserve Fund.

117

SECTION 5.08. Recoveries.

119

ARTICLE VI THE CERTIFICATES

119

SECTION 6.01. The Certificates.

119

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

120

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

128

SECTION 6.04. Persons Deemed Owners.

129

ARTICLE VII DEFAULT

129

SECTION 7.01. Event of Default.

129

SECTION 7.02. Trustee to Act.

131

SECTION 7.03. Waiver of Event of Default.

132

SECTION 7.04. Notification to Certificateholders.

132

ARTICLE VIII THE TRUSTEE

133

SECTION 8.01. Duties of the Trustee

133

SECTION 8.02. Certain Matters Affecting the Trustee

134

SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

135

SECTION 8.04. Trustee, Custodian and Servicer May Own Certificates.

136

SECTION 8.05. Trustee’s Fees and Expenses.

136

SECTION 8.06. Eligibility Requirements for Trustee

137

SECTION 8.07. Resignation or Removal of Trustee

137

SECTION 8.08. Successor Trustee

138

SECTION 8.09. Merger or Consolidation of Trustee

138

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

138

SECTION 8.11. Limitation of Liability.

140

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

140

SECTION 8.13. Suits for Enforcement.

140

SECTION 8.14. Waiver of Bond Requirement.

141

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

141

SECTION 8.16. Appointment of Custodians.

141

SECTION 8.17. Indemnification

141

ARTICLE IX REMIC ADMINISTRATION

142

SECTION 9.01. REMIC Administration.

142

SECTION 9.02. Prohibited Transactions and Activities.

144

ARTICLE X

144

THE SELLER, THE SERVICER AND THE DEPOSITOR

144

SECTION 10.01. Liability of the Seller, the Servicer and the Depositor.

144

SECTION 10.02. Merger or Consolidation of, or Assumption of the Obligations of, the

Seller, the Servicer or the Depositor.

145

SECTION 10.03. Limitation on Liability of the Servicer and Others.

145

SECTION 10.04. Servicer Not to Resign.

146

SECTION 10.05. Delegation of Duties.

146

ARTICLE XI TERMINATION

146

SECTION 11.01. Termination.

146

SECTION 11.02. Additional Termination Requirements.

148

ARTICLE XII MISCELLANEOUS PROVISIONS

149

SECTION 12.01. Amendment.

149

SECTION 12.02. Recordation of Agreement; Counterparts.

150

SECTION 12.03. Limitation on Rights of Certificateholders.

150

SECTION 12.04. Governing Law; Jurisdiction.

151

SECTION 12.05. Notices.

151

SECTION 12.06. Severability of Provisions.

152

SECTION 12.07. Article and Section References.

152

SECTION 12.08. Notice to the Rating Agencies.

152

SECTION 12.09. Further Assurances.

153

SECTION 12.10. Benefits of Agreement.

153

SECTION 12.11. Acts of Certificateholders.

153

SECTION 12.12. Successors and Assigns.

154

SECTION 12.13. Provision of Information.

154

SECTION 12.14. Tax Treatment of Class P Certificate.

154

EXHIBITS AND SCHEDULES:

Exhibit A-1

Form of Class A Certificate

A-1

Exhibit A-2

Form of Class X Certificate

A-2

Exhibit A-3

Form of Class PO Certificate

A-3

Exhibit B

Form of Class A-R Certificate

B-1

Exhibit C

Form of Subordinate Certificate

C-1

Exhibit D

Form of Class P Certificate

D-1

Exhibit E

Form of Reverse of the Certificates

E-1

Exhibit F

Request for Release

F-1

Exhibit G-1

Form of Receipt of Mortgage Note

G-1-1

Exhibit G-2

Form of Interim Certification of Trustee

G-2-1

Exhibit G-3

Form of Final Certification of Trustee

G-3-1

Exhibit H

Form of Lost Note Affidavit

H-1

Exhibit I-1

Form of ERISA Representation Class A-R

I-1-1

Exhibit I-2

Form of ERISA Representation For ERISA-Restricted Certificates

I-2-1

Exhibit J-1

Form of Investment Letter Non-Rule 144A

J-1-1

Exhibit J-2

Form of Rule 144A Investment Letter

J-2-1

Exhibit K

Form of Transferor Certificate

K-1

Exhibit L

Transfer Affidavit for Residual Certificates Pursuant to

Section 6.02(e)

L-1

Exhibit M

List of Assignment Agreements

M-1

Exhibit N-1

Form of Transfer Certificate (Restricted Global Security to

Regulation S Security)

N-1-1

Exhibit N-2

Form of Transfer Certificate (Regulation S Security to

Restricted Global Security)

N-2-1

Exhibit O

Form of Trustee Certification

O-1

Exhibit P

Form Servicer Certification

P-1

Schedule I

Mortgage Loan Schedule

Schedule II

[Reserved]

Schedule III

Yield Maintenance Payments

This Pooling and Servicing Agreement is dated as of June 1, 2005 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”), INDYMAC BANK, F.S.B., a federal savings bank, as servicer (the “Servicer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust 2005-5 Mortgage Loan Pass-Through Certificates, Series 2005-5 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of nineteen classes of certificates, designated as (i) the Class 1-A-1A Certificates, (ii) the Class 1-A-1B Certificates, (iii) the Class 2-A-1A Certificates, (iv) the Class 2-A-1B Certificates, (v) the Class 2-A-1C Certificates, (vi) the Class X-1 Certificates, (vii) the Class X-2 Certificates, (viii) the Class PO-1 Certificates, (ix) the Class PO-2 Certificates, (x) the Class A-R Certificates, (xi), the Class A-R-II Certificates, (xii) the Class P Certificates, (xiii) the Class B-1 Certificates, (xiv) the Class B-2 Certificates, (xv) the Class B-3 Certificates, (xvi) the Class B-4 Certificates, (xvii) the Class B-5 Certificates, (xviii) the Class B-6 Certificates and (xix) the Class B-7 Certificates.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund and the Yield Maintenance Account and the Yield Maintenance Agreements) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”).  Each Certificate, other than the Class A-R Certificate and the Class A-R-II Certificate, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein.  In addition, (i) the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07 and (ii) the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, and Class 2-A-1C Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Yield Maintenance Account as provided in Section 4.04.  The owners of the Class X-1 and Class X-2 Certificates beneficially own the Basis Risk Reserve Fund and the Yield Maintenance Account.  The Class P Certificate represents an interest in the Trust Fund but does not represent an interest in any REMIC created hereunder.  The Class A-R Certificate represents the sole class of residual interest in the Upper-Tier REMIC and the Class A-R-II Certificate represents the sole class of residual interest in the Lower-Tier REMIC.

The Lower-Tier REMIC shall hold as assets all property of the Trust Fund other than the assets held in the Basis Risk Reserve Fund, the Yield Maintenance Account, the Yield Maintenance Agreements, and the interests in the Lower-Tier REMIC formed hereby.  The Upper Tier REMIC shall hold as assets the uncertificated Lower-Tier REMIC Interests, other than the Class LT-R Interest, ownership of which shall be evidenced by the Class A-R-II Certificate.  Each such Lower-Tier Interest is hereby designated as a REMIC regular interest.

Lower-Tier REMIC Interests

The following table specifies the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier REMIC Interest:

Designation	Interest Rate	Initial Principal Balance
LT-X1-1	(1)	$ 3,412,679.36
LT-X1-2	(1)	$ 3,251,862.93
LT-X1-3	(1)	$ 3,140,919.59
LT-X1-4	(1)	$ 3,033,774.07
LT-X1-5	(1)	$ 2,930,295.94
LT-X1-6	(1)	$ 2,830,359.30
LT-X1-7	(1)	$ 2,733,842.57
LT-X1-8	(1)	$ 2,640,628.33
LT-X1-9	(1)	$ 2,550,603.22
LT-X1-10	(1)	$ 2,469,458.49
LT-X1-11	(1)	$ 2,386,556.07
LT-X1-12	(1)	$ 2,313,217.99
LT-X1-13	(1)	$ 2,235,172.08
LT-X1-14	(1)	$ 2,158,510.43
LT-X1-15	(1)	$ 2,084,485.92
LT-X1-16	(1)	$ 2,013,007.61
LT-X1-17	(1)	$ 1,943,987.66
LT-X1-18	(1)	$ 1,877,341.29
LT-X1-19	(1)	$ 1,812,986.65
LT-X1-20	(1)	$ 1,750,844.72
LT-X1-21	(1)	$ 1,514,897.67
LT-X1-22	(1)	$ 1,463,596.40
LT-X1-23	(1)	$ 1,411,269.45
LT-X1-24	(1)	$ 1,364,972.80
LT-X1-25	(1)	$ 1,315,806.24
LT-X1-26	(1)	$ 1,267,579.10
LT-X1-27	(1)	$ 1,221,068.72
LT-X1-28	(1)	$ 1,176,214.73
LT-X1-29	(1)	$ 1,132,958.91
LT-X1-30	(1)	$ 1,091,245.04
LT-X1-31	(1)	$ 1,051,018.91
LT-X1-32	(1)	$ 1,012,228.16
LT-X1-33	(1)	$ 974,822.27
LT-X1-34	(1)	$ 941,193.58
LT-X1-35	(1)	$ 906,852.79
LT-X1-36	(1)	$ 876,576.24
LT-X1-37	(1)	$ 709,182.58
LT-X1-38	(1)	$ 684,571.88
LT-X1-39	(1)	$ 662,915.34
LT-X1-40	(1)	$ 641,063.07
LT-X1-41	(1)	$ 618,720.81
LT-X1-42	(1)	$ 597,158.31
LT-X1-43	(1)	$ 576,395.22
LT-X1-44	(1)	$ 556,308.34
LT-X1-45	(1)	$ 538,345.01
LT-X1-46	(1)	$ 520,974.96
LT-X1-47	(1)	$ 503,090.46
LT-X1-48	(1)	$ 487,192.88
LT-X1-49	(1)	$ 470,383.52
LT-X1-50	(1)	$ 453,844.38
LT-X1-51	(1)	$ 438,124.37
LT-X1-52	(1)	$ 422,712.55
LT-X1-53	(1)	$ 408,005.81
LT-X1-54	(1)	$ 393,648.78
LT-X1-55	(1)	$ 379,797.06
LT-X1-56	(1)	$ 366,432.89
LT-X1-57	(1)	$ 353,920.76
LT-X1-58	(1)	$ 342,529.88
LT-X1-59	(1)	$ 336,759.28
LT-X1-60	(1)	$ 329,387.91
LT-X1-61	(1)	$ 318,477.02
LT-X1-62	(1)	$ 306,873.84
LT-X1-63	(1)	$ 295,691.27
LT-X1-64	(1)	$ 284,914.17
LT-X1-65	(1)	$ 7,481,792.50
LT-X2-1	(1)	$ 7,670,256.24
LT-X2-2	(1)	$ 7,314,775.27
LT-X2-3	(1)	$ 7,064,373.91
LT-X2-4	(1)	$ 6,822,570.01
LT-X2-5	(1)	$ 6,589,067.54
LT-X2-6	(1)	$ 6,363,580.77
LT-X2-7	(1)	$ 6,145,833.71
LT-X2-8	(1)	$ 5,935,560.00
LT-X2-9	(1)	$ 5,732,502.41
LT-X2-10	(1)	$ 5,552,931.17
LT-X2-11	(1)	$ 5,363,044.96
LT-X2-12	(1)	$ 5,196,282.51
LT-X2-13	(1)	$ 5,020,753.87
LT-X2-14	(1)	$ 4,847,955.02
LT-X2-15	(1)	$ 4,681,118.66
LT-X2-16	(1)	$ 4,520,038.59
LT-X2-17	(1)	$ 4,364,515.72
LT-X2-18	(1)	$ 4,214,357.89
LT-X2-19	(1)	$ 4,069,379.58
LT-X2-20	(1)	$ 3,929,401.70
LT-X2-21	(1)	$ 3,398,372.41
LT-X2-22	(1)	$ 3,285,027.00
LT-X2-23	(1)	$ 3,165,375.73
LT-X2-24	(1)	$ 3,060,293.35
LT-X2-25	(1)	$ 2,949,891.18
LT-X2-26	(1)	$ 2,841,358.80
LT-X2-27	(1)	$ 2,736,702.48
LT-X2-28	(1)	$ 2,635,785.60
LT-X2-29	(1)	$ 2,538,476.27
LT-X2-30	(1)	$ 2,444,647.31
LT-X2-31	(1)	$ 2,354,175.91
LT-X2-32	(1)	$ 2,266,943.64
LT-X2-33	(1)	$ 2,182,836.18
LT-X2-34	(1)	$ 2,108,749.21
LT-X2-35	(1)	$ 2,030,304.61
LT-X2-36	(1)	$ 1,961,679.68
LT-X2-37	(1)	$ 1,585,536.08
LT-X2-38	(1)	$ 1,530,308.46
LT-X2-39	(1)	$ 1,477,007.33
LT-X2-40	(1)	$ 1,425,565.43
LT-X2-41	(1)	$ 1,375,917.78
LT-X2-42	(1)	$ 1,331,091.11
LT-X2-43	(1)	$ 1,287,934.78
LT-X2-44	(1)	$ 1,243,385.69
LT-X2-45	(1)	$ 1,199,888.68
LT-X2-46	(1)	$ 1,161,988.84
LT-X2-47	(1)	$ 1,121,320.23
LT-X2-48	(1)	$ 1,085,785.84
LT-X2-49	(1)	$ 1,048,360.51
LT-X2-50	(1)	$ 1,011,433.57
LT-X2-51	(1)	$ 975,807.51
LT-X2-52	(1)	$ 941,436.48
LT-X2-53	(1)	$ 908,276.30
LT-X2-54	(1)	$ 877,467.36
LT-X2-55	(1)	$ 847,329.22
LT-X2-56	(1)	$ 817,424.09
LT-X2-57	(1)	$ 788,574.29
LT-X2-58	(1)	$ 764,945.16
LT-X2-59	(1)	$ 750,042.67
LT-X2-60	(1)	$ 733,056.86
LT-X2-61	(1)	$ 708,322.69
LT-X2-62	(1)	$ 682,492.00
LT-X2-63	(1)	$ 657,598.53
LT-X2-64	(1)	$ 633,608.43
LT-X2-65	(1)	$ 16,621,675.22
LTB-1	(1)	$ 9,955,500.00
LTB-2	(1)	$ 7,867,500.00
LTB-3	(1)	$ 5,780,000.00
LTB-4	(1)	$ 4,656,500.00
LTB-5	(1)	$ 1,605,500.00
LTB-6	(1)	$ 1,926,500.00
LTB-7	(1)	$ 1,605,694.09
LTQ	(1)	$ 308,276,972.33
LTY	(1)	$ 6,422,435.88
LTZ	(1)	$ 6,422,435.88
LT-R	(1)	$ 16,720.56

__________________________

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Net WAC.

(2)

The LT-R Interest is the sole class of residual interest in REMIC 1.  Ownership of the Class LT-R Interest in the Lower-Tier REMIC shall be evidenced by the Class A-R-II Certificate.

On each Distribution Date, Available Funds shall be allocated among the Lower-Tier Interests interest, and Realized Losses shall be allocated, among the Lower-Tier Interests, in the following order of priority:

(i)

First, to the LTY and LTZ Interests in reduction of their principal balances as follows –

(a)

To the LTY Interest the amount, if any, required to reduce its principal balance to the LTY Target Balance for such Distribution Date;

(b)

To the LTZ Interest the amount, if any, required to reduce its principal balance to the LTZ Target Balance for such Distribution Date;

(c)

To the LTY and LTZ Interests in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the Pool Balance immediately after such Distribution Date;

(ii)

Second, concurrently to the LT-X1-1 through LT-X1-65, LT-X2-1 through LT-X2-65, LTB-1, LTB-2, LTB-3, LTB-4, LTB-5, LTB-6 and LTB-7 Interests in reduction of their principal balances as follows –

(a)

To the LT-X1-1 through LT-X1-65 Interests, until the sum of the principal balances of such Lower-Tier Interests equals one-half the sum of Class Certificate Principal Balance of the Class 1-A-1A and Class 1-A-1B Certificates immediately after such Distribution Date, sequentially in order of their numerical designation;

(b)

To the LT-X2-1 through LT-X2-65, until the sum of the principal balances of such Lower-Tier Interests equals one-half the sum of the Class Certificate Principal Balances of the Class 2-A-1A, Class 2-A-1B, and Class 2-A-1C Certificates immediately after such Distribution Date, sequentially in order of their numerical designation;

(c)

To the Class LTB-1, Class LTB-2, Class LTB-3, Class LTB-4, Class LTB-5, Class LTB-6, and Class LTB-7 Interests until the principal balance of each such Lower-Tier Interest equals one-half the principal balance of the corresponding Class of Certificates immediately after such Distribution Date;

(iii)

Third, to the LTQ Interest until its principal balance equals the excess of (a) the Pool Balance immediately after such Distribution Date over (b) the aggregate of the principal balances of the other Lower-Tier Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date;

(iv)

Fourth, remaining Available Funds shall be applied to interest distributions on the Lower-Tier Interests at the interest rates described above, provided, however, that any Net Deferred Interest on the Mortgage Loans will be allocated among and increase the principal balances of the Lower-Tier Interests in the same order of priority in which principal is distributed among the Lower-Tier Interests pursuant to priorities (i)(c), (ii) and (iii) above.

On any Distribution Date, after all distributions of Available Funds on such date, Realized Losses shall be allocated among the Lower-Tier Interests in the same order of priority in which principal is distributed among the Lower-Tier Interests pursuant to priorities (i) through (iv) above.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Certificate Principal Balance (or initial Certificate Notional Balance) for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Class of Certificates, other than the Class A-R, Class A-R-II and Class P Certificates, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

	Original Class Certificate Principal Balance or Class Certificate Notional Balance	Pass-Through Rate
Class 1-A-1A	$ 124,281,000.00	(1)
Class 1-A-1B	$ 53,263,000.00	(1)
Class 2-A-1A	$ 238,743,000.00	(1)
Class 2-A-1B	$ 99,476,000.00	(1)
Class 2-A-1C	$ 59,686,000.00	(1)
Class X-1	Notional Amount (2)	(1)(2)
Class X-2	Notional Amount (3)	(1)(3)
Class PO-1	$ 50.00(4)	(6)
Class PO-2	$ 50.00(5)	(6)
Class A-R	$ 100.00	(1)
Class B-1	$ 19,911,000.00	(7)
Class B-2	$ 15,735,000.00	(7)
Class B-3	$ 11,560,000.00	(7)
Class B-4	$ 9,313,000.00	(7)
Class B-5	$ 3,211,000.00	(7)
Class B-6	$ 3,853,000.00	(7)
Class B-7	$ 3,211,288.00	(7)
Class P	(8)	(8)
Class A-R-II	$ 16,720.56	(1)

____________

(1)

Calculated pursuant to the definition of “Pass-Through Rate.”

(2)

The Class X-1 Certificates will be deemed for purposes of the distribution of interest to consist of two Components: the X-1-IO-1 Component and the X-1-IO-2 Component.  The Components are not severable.  The Class X-1 Certificates are not entitled to distributions of principal.  For purposes of the REMIC Provisions, for only those Distribution Dates listed in the first column below, the Class X-1-IO-1 Component shall be entitled to a portion of the interest accrued for the related Accrual Period on the Lower-Tier Interest listed in the second column below, at a rate equal to the lesser of (i)  1.5% and (ii) the excess, if any, of (a) the product of (I) two multiplied by (II) the Adjusted Net WAC over (b) the product of (I) two multiplied by (II) the LT-X-1 Cap.

Distribution Dates	Lower-Tier REMIC Designation
1	LT-X1-1
1-2	LT-X1-2
1-3	LT-X1-3
1-4	LT-X1-4
1-5	LT-X1-5
1-6	LT-X1-6
1-7	LT-X1-7
1-8	LT-X1-8
1-9	LT-X1-9
1-10	LT-X1-10
1-11	LT-X1-11
1-12	LT-X1-12
1-13	LT-X1-13
1-14	LT-X1-14
1-15	LT-X1-15
1-16	LT-X1-16
1-17	LT-X1-17
1-18	LT-X1-18
1-19	LT-X1-19
1-20	LT-X1-20
1-21	LT-X1-21
1-22	LT-X1-22
1-23	LT-X1-23
1-24	LT-X1-24
1-25	LT-X1-25
1-26	LT-X1-26
1-27	LT-X1-27
1-28	LT-X1-28
1-29	LT-X1-29
1-30	LT-X1-30
1-31	LT-X1-31
1-32	LT-X1-32
1-33	LT-X1-33
1-34	LT-X1-34
1-35	LT-X1-35
1-36	LT-X1-36
1-37	LT-X1-37
1-38	LT-X1-38
1-39	LT-X1-39
1-40	LT-X1-40
1-41	LT-X1-41
1-42	LT-X1-42
1-43	LT-X1-43
1-44	LT-X1-44
1-45	LT-X1-45
1-46	LT-X1-46
1-47	LT-X1-47
1-48	LT-X1-48
1-49	LT-X1-49
1-50	LT-X1-50
1-51	LT-X1-51
1-52	LT-X1-52
1-53	LT-X1-53
1-54	LT-X1-54
1-55	LT-X1-55
1-56	LT-X1-56
1-57	LT-X1-57
1-58	LT-X1-58
1-59	LT-X1-59
1-60	LT-X1-60
1-61	LT-X1-61
1-62	LT-X1-62
1-63	LT-X1-63
1-64	LT-X1-64
1-65	LT-X1-65

For purpoes of the REMIC Provisions, for only those Distribution Dates listed in the first column below, the Class X-1-IO-2 Component shall be entitled to a portion of the interest accrued for the related Accrual Period on the Lower-Tier Interest listed in the second column below, at a rate equal to the lesser of (i)  1.5% and (ii) the excess, if any, of (a) the product of (I) two multiplied by (II) Adjusted Net WAC over (b) the product of (I) two multiplied by (II) the LT-X-1 Cap.

Distribution Dates	Lower-Tier REMIC Designation
1	LT-X2-1
1-2	LT-X2-2
1-3	LT-X2-3
1-4	LT-X2-4
1-5	LT-X2-5
1-6	LT-X2-6
1-7	LT-X2-7
1-8	LT-X2-8
1-9	LT-X2-9
1-10	LT-X2-10
1-11	LT-X2-11
1-12	LT-X2-12
1-13	LT-X2-13
1-14	LT-X2-14
1-15	LT-X2-15
1-16	LT-X2-16
1-17	LT-X2-17
1-18	LT-X2-18
1-19	LT-X2-19
1-20	LT-X2-20
1-21	LT-X2-21
1-22	LT-X2-22
1-23	LT-X2-23
1-24	LT-X2-24
1-25	LT-X2-25
1-26	LT-X2-26
1-27	LT-X2-27
1-28	LT-X2-28
1-29	LT-X2-29
1-30	LT-X2-30
1-31	LT-X2-31
1-32	LT-X2-32
1-33	LT-X2-33
1-34	LT-X2-34
1-35	LT-X2-35
1-36	LT-X2-36
1-37	LT-X2-37
1-38	LT-X2-38
1-39	LT-X2-39
1-40	LT-X2-40
1-41	LT-X2-41
1-42	LT-X2-42
1-43	LT-X2-43
1-44	LT-X2-44
1-45	LT-X2-45
1-46	LT-X2-46
1-47	LT-X2-47
1-48	LT-X2-48
1-49	LT-X2-49
1-50	LT-X2-50
1-51	LT-X2-51
1-52	LT-X2-52
1-53	LT-X2-53
1-54	LT-X2-54
1-55	LT-X2-55
1-56	LT-X2-56
1-57	LT-X2-57
1-58	LT-X2-58
1-59	LT-X2-59
1-60	LT-X2-60
1-61	LT-X2-61
1-62	LT-X2-62
1-63	LT-X2-63
1-64	LT-X2-64
1-65	LT-X2-65

(3)

For purposes of the REMIC provisions, the Class X-2 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Lower-Tier Interests (other than the LT-R Interest).  For purposes of the REMIC Provisions, interest shall accrue on the Class X-2 Certificate at a rate equal to the excess, if any, of (i) the Adjusted Net WAC over (ii) the Adjusted X-2 Lower-Tier WAC. The Class X-2 Certificates are interest-only certificates and will not be entitled to distributions of principal.

(4)

The Class PO-1 Certificates will be deemed for purposes of the distribution of principal to consist of two components:  the PO-1A Component and the PO-1B Component.  The Components are not severable. For purposes of the REMIC Provisions, the PO-1A Component, for only those Distribution Dates listed in the first column of the first table set forth under footnote (2) above, the PO-1A Component shall be entitled to a portion of the interest accrued for the related Accrual Period on the Lower-Tier Interests listed in the second column of such table at a rate equal to the lesser of (i)  1.5% and (ii) the excess, if any, of (a) the product of (I) two multiplied by (II) the Adjusted LT-X-1 Cap over (b) the product of (I) two multiplied by the Adjusted Net WAC. For purposes of the REMIC Provisions, the PO-1B Component, for only those Distribution Dates listed in the first column of the second table set forth under footnote (2) above, the PO-1B Component shall be entitled to a portion of the interest accrued for the related Accrual Period on the Lower-Tier Interests listed in the second column of such table at a rate equal to the lesser of (i)  1.5% and (ii) the excess, if any, of (a) the product of (I) two multiplied by (II) Adjusted LT-X-1 Cap over (b) the product of (I) two multiplied by (II) the Adjusted Net WAC.  Any interest accrued on the Class PO-1 Certificates will not be paid currently but shall increase the Component Principal Balances of the PO-1A and Class PO-1B Components.

(5)

The Class PO-2 Certificates will be deemed for purposes of the distribution of principal to consist of two components:  the PO-2A Component and the PO-2B Component.  The Components are not severable. For purposes of the REMIC Provisions, the Class PO-2 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Lower-Tier Interests (other than the LT-R Interest).  For purposes of the REMIC Provisions, interest shall accrue on the Class PO-2 Certificates at a rate equal to the excess of (i) the Net WAC over (ii) the Adjusted Lower-Tier Pay Rate.  Any interest accrued on the Class PO-2 Certificates will not be paid currently but shall increase the Component Principal Balances of the PO-2A and Class PO-2B Components in proportion to the amount of interest deferred on the related Loan Group.

(6)

The Class PO-1 and Class PO-2 Certificates are principal-only certificates and will not be entitled to distributions of interest.

(7)

Calculated pursuant to the definition of “Pass-Through Rate,” but adjusted, for purposes of the REMIC Provisions, to reflect the allocation, if any, of Subordinate Class Expense Share.

(8)

The Class P Certificate is entitled to receive the “Class P Distributable Amount.”

(9)

For purposes of the REMIC Provisions, the Class A-R-II Certificate represents ownership of the Class LT-R Interest in the Lower-Tier REMIC.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

“1933 Act”:  The Securities Act of 1933, as amended.

“Acceptable Successor Servicer”:  A Freddie Mac- or Fannie Mae-approved servicer that is  (i) reasonably acceptable to the Trustee and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

“Accepted Servicing Practices”:  With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Servicer.

“Account”:  The Collection Account, the Distribution Account, the Yield Maintenance Account or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the Class X-1, Class X-2, Class A-R, and any Class of Lower-Tier Interests, the calendar month prior to the month of that Distribution Date.  With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or Closing Date in the case of the first Distribution Date) and ending on the date immediately preceding such Distribution Date.  Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period; in the case of the other Classes of Certificates (and the Lower-Tier Interests), interest shall be calculated based on an assumption that each month has 30 days and each year has 360 days.

“Accrued Interest Amount”:  For any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC of the applicable Loan Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjusted Cap Rate”:  Any of the LIBOR Adjusted Cap Rate, the Class X-1 Adjusted Cap Rate or the Class X-2 Adjusted Cap Rate, as applicable.

“Adjustment Date”:  With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Adjusted Lower-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LT-X1-1 through LT-X1-65, LT-X2-1 through LT-X2-65, LTB-1, LTB-2, LTB-3, LTB-4, LTB-5, LTB-6, LTB-7, LTQ, LTZ, and LTY Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the LTQ, LTZ, and LTY Interests to a cap of 0.00%, (b) first subjecting the interest rate on each of the LT-X1-1 through LT-X1-65 and LT-X2-1 through LT-X2-65 Interests to a cap equal to the Adjusted LT-X -1 Cap and a floor equal to the Adjusted Net WAC, and (c) first subjecting each of the  LTB-1, LTB-2, LTB-3, LTB-4, LTB-5, LTB-6 and LTB-7 Interests to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30, and a floor equal to the Adjusted Net WAC.

“Adjusted LT-X-1 Cap”: For any Distribution Date, the weighted average of the interest rates on the LT-X1-1 through LT-X1-65 Interests and on the LT-X2-1 through LT-X2-65 Interests for the related Accrual Period, computed for this purposes by subjecting the interest rate on each of the LT-X1-1 through LT-X1-65 Interests to a cap equal to the sum of (i) product of (a) sum of (I) LIBOR plus (II) the weighted average of the Margins on the Class 1-A-1A and Class 1-A-1B Certificates, weighted in proportion to their Class Certificate Principal Balances immediately prior to such Distribution Date, multiplied by (b) the quotient of (I) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (II) 30, plus (ii) for only those Distribution Dates listed in the first column of the first table set forth under footnote 2 under the caption “The Certificates” in the Preliminary Statement, 0.75%, and subjecting the rate on the LT-X2-1 through LT-X2-65 Interests to a cap equal to the the sum of (i) product of (a) sum of (I) LIBOR plus (II) the weighted average of the Margins on the Class 2-A-1A, Class 2-A-1B, and Class 2-A-1C, Certificates, weighted in proportion to their Class Certificate Principal Balances immediately prior to such Distribution Date, multiplied by (b) the quotient of (I) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (II) 30 plus (c) for only those Distribution Dates listed in the first column of the second table set forth under footnote 2 under the caption “The Certificates” in the Preliminary Statement, 0.75%.

“Adjusted Net WAC”:  For any Distribution Date, the excess of (i) the Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) the Net Deferred Interest for such Distribution Date multiplied by (II) 12, divided by (b) the Pool Balance for such Distribution Date.  For purposes of the REMIC Provisions, however, the Adjusted Net WAC for any Distribution Date shall equal the product of  (i) two multiplied by (ii) the weighted average of the interest rates on the LTZ and LTY Interests immediately after such Distribution Date, computed for this purpose by subjecting the interest rate on the LTY Interest to a cap of 0.00%.

“Adjusted X-2 Lower-Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LT-X1-1 through LT-X1-65, LT-X2-1 through LT-X2-65, LTB-1, LTB-2, LTB-3, LTB-4, LTB-5, LTB-6, LTB-7, LTQ, LTZ, and LTY Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the LTQ, LTZ, and LTY Interests to a cap of 0.00%, (b) first subjecting the interest rate on each of the LT-X1-1 through LT-X1-65 and the LT-X2-1 through LT-X2-65 Interests to a cap equal to the Adjusted LT-X -1Cap, and (c) first subjecting each of the  LTB-1, LTB-2, LTB-3, LTB-4, LTB-5, LTB-6 and LTB-7 Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30, and (II) the Adjusted Net WAC.

“Advance”:  With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer pursuant to Section 5.05 or by the Trustee (as successor Servicer) pursuant to Section 7.02.

“Adverse REMIC Event”:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of June 1, 2005, as amended, supplemented and otherwise modified from time to time.

“Alliance”: Alliance Bancorp and its successors and assigns, in its capacity as Originator of the Alliance Mortgage Loans.

“Alliance Mortgage Loans”:  The Mortgage Loans for which Alliance is listed as “Originator” on the Mortgage Loan Schedule.

“Alliance Purchase Agreement”:  Solely with respect to the Alliance Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between GCFP, as purchaser, and Alliance, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Alliance Mortgage Loans.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(d).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, a Loan Group and any Distribution Date, the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate).

“Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date and any Loan Group, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to this Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group, (f) the aggregate of any Advances made by the Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date pursuant to Section 5.05 on which the Trust is terminated; minus (ii) the sum of (w) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group and other amounts as to which the Servicer, the Trustee and the Custodian are entitled to be reimbursed pursuant to Section 3.11, (y) the amount payable to the Trustee, pursuant to Section 8.05 in respect of the Mortgage Loans in that Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (z) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Group.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”:  A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”:  With respect to any Distribution Date and the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates and Subordinate Certificates, the “Basis Risk Shortfall” for such Class, if any, will equal the sum of:

(i)

the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii)

any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)

interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Minnesota, the State of Texas, the State of New York, the State of Massachusetts or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 11.01(a) hereof.

“Call Option Date”:  As defined in Section 11.01(a) hereof.

“Certificate”:  Any Regular Certificate, Residual Certificate or Class P Certificate.

“Certificate Notional Balance”:  With respect to each Certificate of Class X and any date of determination, the product of (i) the Class Certificate Notional Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class (other than Class X-1, Class X-2 and Class P) and any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  Deutsche Bank National Trust Company will act as Certificate Registrar, for so long as it is the Trustee under this Agreement.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1-A-1A Certificate”:  Any of the Class 1-A-1A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A-1B Certificate”:  Any of the Class 1-A-1B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A-1A Certificate”:  Any of the Class 2-A-1A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A-1B Certificate”:  Any of the Class 2-A-1B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A-1C Certificate”:  Any of the Class 2-A-1C Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

 “Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R-II Apportionment Rule”:  Either the Group 1 Class A-R-II Apportionment Rule or the Group 2 Class A-R-II Apportionment Rule, as applicable.

“Class A-R-II Certificate”:  The Class A-R-II Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in the Lower Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-1 Certificate”:  Any of the Class B-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-2 Certificate”:  Any of the Class B-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-3 Certificate”:  Any of the Class B-3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-4 Certificate”:  Any of the Class B-4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-5 Certificate”:  Any of the Class B-5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-6 Certificate”:  Any of the Class B-6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-7 Certificate”:  Any of the Class B-7 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Amount”:  With respect to the Class X-1 Certificates and any Distribution Date, the sum of the X-1-IO-1 Component Notional Amount (with respect to amounts to be paid from Available Funds for Loan Group 1) and the X-1-IO-2 Component Notional Amount (with respect to amounts to be paid from Available Funds for Loan Group 2), in each case for such Distribution Date.  With respect to the Class X-2 Certificates and the first Distribution Date, the Original Certificate Notional Balance, and for any Distribution Date thereafter, the aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates (other than the Class X-1, Class X-2, Class PO-1, Class PO-2 and Class P Certificates), the Original Class Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount; provided, however, that (i) pursuant to Section 5.02, the Class Certificate Principal Balance of a Class of Certificates shall be increased up to the amount of Net Deferred Interest allocated to such Class of Certificates on such Distribution Date and (ii) pursuant to Section 5.08, the Class Certificate Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.  With respect to the Class PO-1 and Class PO-2 Certificates, the sum of the Component Principal Balances of the related Principal-Only Components as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of such Components on all prior Distribution Dates and (y) all Realized Losses, if any, actually allocated to such Components on all prior Distribution Dates; provided, however, that (i) pursuant to Section 5.02, the Component Principal Balances of the PO-1A and PO-1B Components shall be increased up to the amount of Net Deferred Interest allocated to the Class X-1 Certificates and the Component Principal Balances of the PO-2A and PO-2B Components shall be increased up to the amount of Net Deferred Interest allocated to the Class X-2 Certificates, in each case based on the related Mortgage Loans on such Distribution Date and (ii) pursuant to Section 5.08, the Component Principal Balance of a Component may be increased up to the amount of Realized Losses previously allocated to such Component, in the event that there is a Recovery on a related Mortgage Loan

“Class LT-R Interest”:  As described in the Preliminary Statement.

“Class P Certificate”:  The Class P Certificate as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D, evidencing the ownership of the Class P Distributable Amount.  The Class P Certificate represents an interest in the Trust Fund, but does not represent an interest in any REMIC created hereunder.

“Class P Distributable Amount”:  With respect to each Distribution Date, all Prepayment Penalty Amounts in respect of Class P Mortgage Loans received by the Servicer for the related Prepayment Period.

“Class P Mortgage Loan”:  Any Mortgage Loan with respect to which prepayment penalties are required to be paid in accordance with the terms of the related Mortgage Note.

“Class PO-1 Certificate”:  Any of the Class PO-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class PO-2 Certificate”:  Any of the Class PO-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Subordination Percentage”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates and Component Principal Balances immediately before such Distribution Date.

“Class X-1 Adjusted Cap Rate”:  With respect to the Class X-1 Certificate for any Distribution Date shall equal the Pass-Through Rate for the X-1-IO-1 and X-1-IO-2 Components, computed for this purpose by (i) reducing the Net WAC of the Mortgage Loans by a per annum rate equal to the quotient of (a) the Net Deferred Interest for such Distribution Date multiplied by 12, and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the weighted average of the Pass-Through Rates of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates by substituting “LIBOR Adjusted Cap Rate” for “Net WAC Cap” in the definition of Pass-Through Rate for each such Class.

“Class X-1 Certificate”:  Any of the Class X-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class X-1 Shortfall”:  With respect to the Class X-1 Certificates and any Distribution Date on or before the Distribution Date in November 2010, the lesser of (i) the Interest Distributable Amount that would otherwise be distributable on the Class X-2 Certificates on such Distribution Date (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class X-2 Certificates on such Distribution Date and any X-2 Required Reserve Fund Deposit for such distribution date) and (ii) the excess, if any, of (a) the Interest Distributable Amount that the X-1-IO-1 and X-1-IO-2 Components would have been entitled to receive on such Distribution Date if their Pass-Through Rate were 0.750% over (b) the actual Interest Distributable Amount the X-1-IO-1 and X-1-IO-2 Components are entitled to receive for such Distribution Date.

“Class X-2 Adjusted Cap Rate”:  With respect to the Class X-2 Certificate for any Distribution Date, the Pass-Through Rate for the Class X-2 Certificate, computed for this purpose by (i) reducing the Net WAC for the Mortgage Loans by a per annum rate equal to the quotient of (a) the Net Deferred Interest for such Distribution Date multiplied by 12, and (b) the Aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the weighted average of the Pass-Through Rates of the Certificates (other than the Class X-1 and Class X-2 Certificates) by substituting “LIBOR Adjusted Cap Rate” for “Net WAC Cap” in the definition of Pass-Through Rate for each of the LIBOR Certificates and by substituting “Class X-1 Adjusted Cap Rate” for “Net WAC Cap” in the definition of Pass-Through Rate for the Class X-1 Certificates.

“Class X-2 Apportionment Rule”:  Either the Group 1 Class X-2 Apportionment Rule or the Group 2 Class X-2 Apportionment Rule, as applicable.

“Class X-2 Certificate”:  Any of the Class X-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class X-2 Certificate Notional Balance”:  As of the first Distribution Date, the Original Certificate Notional Balance, and for any Distribution Date thereafter, the aggregate Principal Balance of the Mortgage Loans at the end of the related Due Period.

 “Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: June 30, 2005.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The account or accounts created and maintained or caused to be created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled “IndyMac Bank, F.S.B., as Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for registered Certificateholders of HarborView Mortgage Loan Trust 2005-5, Mortgage Loan Pass-Through Certificates, Series 2005-5”, and which must be an Eligible Account.

“Commercial Capital”: Commercial Capital Bank F.S.B., and its successors and assigns, in its capacity as Originator of the Commercial Capital Mortgage Loans.

“Commercial Capital Mortgage Loans”:  The Mortgage Loans for which Commercial Capital is listed as “Originator” on the Mortgage Loan Schedule.

“Commercial Capital Purchase Agreement”:  Solely with respect to the Commercial Capital Mortgage Loans, either of (i) the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between GCFP, as purchaser, and Commercial Capital, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Commercial Capital Mortgage Loans and (ii) the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 31, 2005, between Commercial Capital, as seller and interim servicer and Belvedere Trust Finance Corporation, as purchaser, and as assigned to the GCFP pursuant to that certain Assignment, Assumption and Recognition Agreement dated as of March 31, 2005, among GCFP, as assignee, Belvedere Trust Finance Corporation, as assignor and Commercial Capital, as the same may be amended from time to time, and any assignments and conveyances related to the Commercial Capital Mortgage Loans, as applicable.

“Commission”:  U.S. Securities and Exchange Commission.

“ComUnity Lending”: ComUnity Lending, Inc. and its successors and assigns, in its capacity as Originator of the ComUnity Lending Mortgage Loans.

“ComUnity Lending Mortgage Loans”:  The Mortgage Loans for which ComUnity Lending is listed as “Originator” on the Mortgage Loan Schedule.

“ComUnity Lending Purchase Agreement”:  Solely with respect to the ComUnity Lending Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between GCFP, as purchaser, and ComUnity Lending, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the ComUnity Lending Mortgage Loans.

“Compensating Interest Payment”:  With respect to any Distribution Date, the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) for the related Prepayment Period up to the aggregate Servicing Fee that would be payable to the Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

“Component”:  Any of the X-1-IO-1 Component, X-1-IO-2 Component, PO-1A Component, PO-1B Component, PO-2A Component or PO-2B Component, as applicable.

“Component Principal Balance”:  As of any date of determination, any of the PO-1A Component Principal Balance, the PO-1B Component Principal Balance, the PO-2A Component Principal Balance or the PO-2B Component Principal Balance on such date, as applicable.

“Cooperative Corporation”:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”:  As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”:  Shares issued by a Cooperative Corporation.

“Cooperative Unit”:  A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705 Attention: Trust Administration—GC05H5, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Seller.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, the office of its agent, located at DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

“Corresponding Class”:  With respect to each class of Lower-Tier Interests, the Class or Classes of Certificates so designated in the Preliminary Statement.

 “Custodian”: Deutsche Bank, National Trust Company, and its successors acting as custodian of the Mortgage Files, as indicated on the Mortgage Loan Schedule.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on June 1, 2005.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The sum of the aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Deferred Interest”:  With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

 “Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date the 10th day of each month or if such day is not a Business Day, the next preceding Business Day.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10 hereof for the benefit of the Certificateholders and designated “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2005-5, Mortgage Loan Pass-Through Certificates, Series 2005-5” and which must be an Eligible Account.

“Distribution Account Income”:  As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”:  The 19th day of the month, or, if such day is not a Business Day, the next Business Day commencing in July 2005.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)

an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee.  Eligible Accounts may bear interest.

“E-Loan”: E-Loan, Inc. and its successors and assigns, in its capacity as Originator of the E-Loan Mortgage Loans.

“E-Loan Mortgage Loans”:  The Mortgage Loans for which E-Loan is listed as “Originator” on the Mortgage Loan Schedule.

“E-Loan Purchase Agreement”:  Solely with respect to the E-Loan Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2003, between GCFP, as purchaser, and E-Loan, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the E-Loan Mortgage Loans.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”:  The Class B-5, Class B-6, Class B-7, Class A-R, Class A-R-II and Class P Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Escrow Payments”:  The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Event of Default”:  Any one of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Servicer may be terminated.

 “Expense Fee” With respect to any Mortgage Loan, the sum of (i) the Servicing Fee, (ii) the Trustee Fee and (iii) with respect to any Lender-Paid Mortgage Insurance Loan, the Lender-Paid Mortgage Insurance Fee.

“Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”:  The Distribution Date occurring in July 2045.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 11.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“Gateway”: Gateway Funding Diversified Mortgage and its successors and assigns, in its capacity as Originator of the Gateway Mortgage Loans.

“Gateway Mortgage Loans”:  The Mortgage Loans for which Gateway is listed as “Originator” on the Mortgage Loan Schedule.

“Gateway Purchase Agreement”:  Solely with respect to the Gateway Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2005, between GCFP, as purchaser, and Gateway, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Gateway Mortgage Loans.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Class A-R-II Apportionment Rule”:  For purposes of calculating the interest distributable to the Class A-R-II Certificates from Loan Group 1 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class A-R-II Certificates for such Distribution Date and (b) 98.93186511164490%.

“Group 1 Class X-2 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-2 Certificate from Loan Group 1 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans, in each case, as of the first day of the related Due Period.

“Group 1 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Class A-R-II Apportionment Rule”:  For purposes of calculating the interest distributable to the Class A-R-II Certificates from Loan Group 2 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class A-R-II Certificates for such Distribution Date and (b) 1.068134888355150%.

“Group 2 Class X-2 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-2 Certificate from Loan Group 2 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans, in each case, as of the first day of the related Due Period.

 “Group 2 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Home Loan”: Home Loan Center, Inc. and its successors and assigns, in its capacity as Originator of the Home Loan Mortgage Loans.

“Home Loan” Mortgage Loans”:  The Mortgage Loans for which Home Loan is listed as “Originator” on the Mortgage Loan Schedule.

“Home Loan” Purchase Agreement”:  Solely with respect to the Home Loan Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between GCFP, as purchaser, and Home Loan, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Home Loan Mortgage Loans.

 “Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Notional Balance”:  With respect to the Class X-1 and Class X-2 Certificates, the amount designated “Initial Certificate Notional Balance” on the face thereof.

 “Initial Certificate Principal Balance”:  With respect to any Certificate other than the Class X-1, Class X-2 and Class P Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

 “Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with this Agreement.

 “Interest-Only Component” or “IO Component”:  Each of the X-1-IO-1 Component and the X-1-IO-2 Component, as applicable.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates (other than the Class PO-1 and Class PO-2 Certificates) or, with respect to the Class X-1 Certificates, each of the X-1-IO-1 Component and X-1-IO-2 Component, the sum of (i) the Monthly Interest Distributable Amount for that Class or Interest-Only Component and (ii) the Unpaid Interest Shortfall Amount for that Class or Interest-Only Component.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

 “Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“Lender-Paid Mortgage Insurance Loan”:  Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

“Lender-Paid Mortgage Insurance Fee”:  As to any Distribution Date and each Lender Paid Mortgage Insurance Mortgage Loan, an amount equal to the product of the Lender-Paid Mortgage Insurance Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Lender-Paid Mortgage Insurance Fee Rate”:  For each Lender-Paid Mortgage Insurance Loan and any Distribution Date, the per annum rate required to be paid in connection with the related lender-paid mortgage insurance policy for such Mortgage Loan on such Distribution Date.

“LIBOR”:  With respect to each Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on the related LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 am (London time) on such date to prime banks in the London interbank market.  In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

(b)

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Adjusted Cap Rate”:  For any Distribution Date and any Class of LIBOR Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purposes by first reducing the Net WAC by a per annum rate equal to (i) the quotient of (a) the product of the Net Deferred Interest, if any, on the Mortgage Loans for the Distribution Date multiplied by (b) 12, and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-Off Date).

“LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”:  The Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

“LIBOR Determination Date”:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 11.01 hereof.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the provisions of this Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”:  Either of Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”:  As to each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group 1”:  At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”:  At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Link”: Loan Link Financial Services and its successors and assigns, in its capacity as Originator of the Loan Link  Mortgage Loans.

“Loan Link  Mortgage Loans”:  The Mortgage Loans for which Loan Link is listed as “Originator” on the Mortgage Loan Schedule.

“Loan Link Purchase Agreement”:  Solely with respect to the Loan Link Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2005, between GCFP, as purchaser, and Loan Link, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Loan Link Mortgage Loans.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Interest”:  Any one of the interests in the Lower-Tier REMIC, as described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“LT-X-1 Cap”:  For any Distribution Date, the weighted average of the interest rates on the LT-X1-1 through LT-X1-65 Interests and on the LT-X2-1 through LT-X2-65 Interests for the related Accrual Period, computed for this purposes by subjecting the interest rate on each of the LT-X1-1 through LT-X1-65 Interests to a cap equal to the product of (i) sum of (a) LIBOR plus (b) the weighted average of the Margins on the Class 1-A-1A and Class 1-A-1B Certificates, weighted in proportion to their Class Certificate Principal Balances immediately prior to such Distribution Date multiplied by (ii) the quotient of (a) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (b) 30, and subjecting the rate on the LT-X2-1 through LT-X2-65 Interests to a cap equal to the product of (i) sum of (a) LIBOR plus (b) the weighted average of the Margins on the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, weighted in proportion to their Class Certificate Principal Balances immediately prior to such Distribution Date, multiplied by (ii) the quotient of (a) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (b) 30.

“LTZ Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the LTY Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Adjusted Net WAC for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Net WAC for such Distribution Date, over (ii) the principal balance of the LTY Interest immediately preceding such Distribution Date.

“LTY Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the LTZ Interest immediately preceding such Distribution Date multiplied by (II) the Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Adjusted Net WAC for such Distribution Date, over (ii) the principal balance of the LTZ Interest immediately preceding such Distribution Date.

“Luxury”: Luxury Mortgage Corp. and its successors and assigns, in its capacity as Originator of the Luxury Mortgage Loans.

“Luxury” Mortgage Loans”:  The Mortgage Loans for which Luxury is listed as “Originator” on the Mortgage Loan Schedule.

“Luxury” Purchase Agreement”:  Solely with respect to the Luxury Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2003, between GCFP, as purchaser, and Luxury, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Luxury Mortgage Loans.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”:  On each Distribution Date on or prior to the Call Option Date, (i) with respect to the Class 1-A-1A Certificates, 0.310% per annum, and on each Distribution Date after the Call Option Date, 0.620% per annum, (ii) with respect to the Class 1-A-1B Certificates,  1.290% per annum, and on each Distribution Date after the Call Option Date, 2.580% per annum, (iii) with respect to the Class 2-A-1A Certificates, 0.270% per annum, and on each Distribution Date after the Call Option Date, 0.540% per annum, (iv) with respect to the Class 2-A-1B Certificates, 0.290% per annum, and on each Distribution Date after the Call Option Date, 0.580% per annum, (v) with respect to the Class 2-A-1C Certificates, 0.400% per annum, and on each Distribution Date after the Call Option Date, 0.800% per annum, (vi) with respect to the Class B-1 Certificates, 0.580% per annum, and on each Distribution Date after the Call Option Date, 0.870% per annum, (vii) with respect to the Class B-2 Certificates, 0.770% per annum, and on each Distribution Date after the Call Option Date, 1.155% per annum, (viii) with respect to the Class B-3 Certificates, 1.500% per annum, and on each Distribution Date after the Call Option Date, 2.250% per annum, (ix) with respect to the Class B-4 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum, and (x) with respect to the Class B-5, Class B-6 and Class B-7 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum.

“Maximum Loan Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“Metrocities”: Metrocities Mortgage LLC and its successors and assigns, in its capacity as Originator of the Metrocities Mortgage Loans.

“Metrocities  Mortgage Loans”:  The Mortgage Loans for which Metrocities is listed as “Originator” on the Mortgage Loan Schedule.

“Metrocities Purchase Agreement”:  Solely with respect to the Metrocities Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of February 1, 2004, between GCFP, as purchaser, and Metrocities, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Metrocities Mortgage Loans.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates (other than the Class PO-1, Class PO-2 and Class P Certificates) or, with respect to the Class X-1 Certificates, each of the X-1-IO-1 Component and the X-1-IO-2 Component and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Adjusted Cap Rate and the related Pass-Through Rate on the Class Certificate Principal Balance, Class Certificate Notional Balance or Component Notional Balance, as applicable, immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes; provided, further, such Monthly Interest Distributable Amount shall be reduced if the Pass-Through Rate applicable to such Class for the related Accrual Period exceeds the Adjusted Cap Rate applicable to such Class for such Distribution Date, subject to the allocation priority set forth in Section 5.02 herein.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the provisions of this Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of June 1, 2005, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

the Loan Rate in effect immediately following the Cut-Off Date;

(xi)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)

the stated maturity date;

(xiii)

[reserved];

(xiv)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)

the original principal balance of the Mortgage Loan;

(xvi)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)

the Index and Gross Margin specified in related Mortgage Note;

(xviii)

the next Adjustment Date, if applicable;

(xix)

the Maximum Loan Rate, if applicable;

(xx)

the Value of the Mortgaged Property;

(xxi)

the sale price of the Mortgaged Property, if applicable;

(xxii)

the product code;

(xxiii)

whether the Mortgage Loan is a Lender-Paid Mortgage Insurance Loan;

(xxiv)

the Originator of each Mortgage Loan;

(xxv)

the respective Loan Group; and

(xxvi)

whether the Mortgage Loan is a Class P Mortgage Loan.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”:  The obligor on a Mortgage Note.

“Net Deferred Interest”:  With respect to each Loan Group and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”:  With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over the Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Expense Fee, and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Trustee Fee Rate, and, if applicable, the Lender Paid Mortgage Insurance Rate.

“Net Maximum Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Maximum Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate.

“Net Maximum Rate Cap”:  For any Distribution Date and Subordinate Certificates, the product of (i) the weighted average of the Net Maximum Loan Rates of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

“Net Realized Losses”:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class or PO Component over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class or Component Principal Balance pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Net WAC Cap”:  For any Distribution Date and any Class of LIBOR Certificates, the product of (i) the Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Servicer on behalf of the Trust has the right to renegotiate the terms of such lease.

 “Nonrecoverable”:  A determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month LIBOR”:  The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“One-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Month LIBOR index.

“One-Month MTA”:  The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Month MTA Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller, or the Servicer acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	10.40%
Class B-2	7.30%
Class B-3	4.85%
Class B-4	3.05%
Class B-5	1.60%
Class B-6	1.10%
Class B-7	0.50%

“Original Certificate Notional Balance”:  With respect to the Class X-2 Certificates, $642,243,588.

“Original Class Certificate Notional Balance”:  With respect to each of the Class X-1 and Class X-2 Certificates, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Class Certificate Principal Balance”:  With respect to each Class of Certificates, other than the Class X-1, Class X-2 and Class P Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Component Notional Amount”:  With respect to the X-1-IO-1 Component, $177,544,000.  With respect to the X-1-IO-2, $397,905,000.

 “Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

“Originator”:  Each of Alliance, E-Loan, Commercial Capital, ComUnity Lending, Gateway, Home Loan, Loan Link, Luxury, Metrocities, Paul Financial, Plaza, PMC, Secured Bankers and Sierra Pacific, as applicable.

“OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates (other than the Class PO-1 and Class PO-2 Certificates) or, with respect to the Class X-1 Certificates, each of the X-1-IO-1 Component and the X-1-IO-2 Component and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class 1-A-1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(ii)

The Pass-Through Rate for the Class 1-A-1B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(iii)

The Pass-Through Rate for the Class A-R and the Class A-R-II Certificates shall be equal to the Net WAC for that Distribution Date;

(iv)

The Pass-Through Rate for the Class 2-A-1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(v)

The Pass-Through Rate for the Class 2-A-1B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(vi)

The Pass-Through Rate for the Class 2-A-1C Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(vii)

The Pass-Through Rate for each of the X-1-IO-1 Component and X-1-IO-2 Component of the Class X-1 Certificates on any Distribution Date on or prior to the Distribution Date in November 2010 shall be equal to the lesser of (i) 0.750% and (ii) the product of (x) the excess, if any, of (a) the Net WAC of the Mortgage Loans over (b) the weighted average of the Pass-Through Rates on the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates weighted on the basis of the Class Principal Balances on the Certificates prior to giving effect to distributions on such Distribution Date (multiplied by the quotient of the actual number days in the applicable Accrual Period divided by 30).  The Pass-Through Rate of the X-1-IO-1 and X-1-IO-2 Components of the Class X-1 Certificates on any Distribution Date on and after the Distribution Date in December 2010 will be equal to 0.000%;

(viii)

The Pass-Through Rate for the Class X-2 Certificates shall be equal to the excess, if any, of (a) the Net WAC of the Mortgage Loans over (b) the weighted average rate of the Pass-Through Rates on the Certificates (including the Class PO-1, Class PO-2 and Class X-1 Certificates and other than the Class X-2 Certificates), weighted on the basis of the Class Principal Balances on the Certificates prior to giving effect to distributions on such Distribution Date; provided, however, that the Pass-Through Rate for any Class of Certificates the interest distributions on which are computed using an actual/360 day-count convention will be adjusted for this purpose by multiplying that Pass-Through Rate by the quotient of the actual number days in the applicable Accrual Period divided by 30; and

(ix)

The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Net Maximum Rate Cap for that Distribution Date.

“Paul Financial”: Paul Financial, LLC, and its successors and assigns, in its capacity as Originator of the Paul Financial Mortgage Loans.

“Paul Financial Mortgage Loans”:  The Mortgage Loans for which Paul Financial is listed as “Originator” on the Mortgage Loan Schedule.

“Paul Financial Purchase Agreement”:  Solely with respect to the Paul Financial Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2004, between GCFP, as purchaser, and Paul Financial, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Paul Financial Mortgage Loans.

“Percentage Interest”:  With respect to any Certificate other than a Class A-R, Class A-R-II  or Classs P Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Balance, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Balance, as applicable, of the related Class.  With respect to the Class A-R, Class A-R-II and Class P Certificates, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each of the Rating Agencies and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each of the Rating Agencies;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each of the Rating Agencies in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each of the Rating Agencies in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from each of the Rating Agencies; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R, Class A-R-II and Class P Certificates.

“Plaza”: Plaza Home Mortgage, Inc. and its successors and assigns, in its capacity as Originator of the Plaza Mortgage Loans.

“Plaza Mortgage Loans”:  The Mortgage Loans for which Plaza is listed as “Originator” on the Mortgage Loan Schedule.

“Plaza Purchase Agreement”:  Solely with respect to the Plaza Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2004, between GCFP, as purchaser, and Plaza, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Plaza Mortgage Loans.

“PMC”: PMC Bancorp. and its successors and assigns, in its capacity as Originator of the Plaza Mortgage Loans.

“PMC Mortgage Loans”:  The Mortgage Loans for which PMC is listed as “Originator” on the Mortgage Loan Schedule.

“PMC Purchase Agreement”:  Solely with respect to the PMC Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between GCFP, as purchaser, and PMC, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the PMC Mortgage Loans.

“PO Component”:  The PO-1A Component, the PO-1B Component, the PO-2A Component and the PO-2B Component as applicable.

“PO Component Balance”:  As of any Closing Date and each PO Component, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-1 or Class X-2 Certificates, as applicable, in respect of the Mortgage Loans as set forth in Section 5.02 herein.

“PO-1A Component”:  The Principal-Only Component of the Class PO-1 Certificates that relates to the Group 1 Mortgage Loans.

“PO-1A Component Principal Balance”:  As of the Closing Date, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-1 Certificates in respect of the Group 1 Mortgage Loan as set forth in Section 5.02 herein.

“PO-1B Component”:  The Principal-Only Component of the Class PO-1 Certificates that relates to the Group 2 Mortgage Loans.

“PO-1B Component Principal Balance”:  As of the Closing Date, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-1 Certificates in respect of the Group 2 Mortgage Loan as set forth in Section 5.02 herein.

“PO-2A Component”:  The Principal-Only Component of the Class PO-2 Certificates that relates to the Group 1 Mortgage Loans.

“PO-2A Component Principal Balance”:  As of the Closing Date, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-2 Certificates in respect of the Group 1 Mortgage Loan as set forth in Section 5.02 herein.

“PO-2B Component”:  The Principal-Only Component of the Class PO-2 Certificates that relates to the Group 2 Mortgage Loans.

“PO-2B Component Principal Balance”:  As of the Closing Date, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-2 Certificates in respect of the Group 2 Mortgage Loan as set forth in Section 5.02 herein.

“Pool Balance”:  As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Premium Proceeds”:  The amount by which the Termination Price paid in connection with the termination pursuant to Section 11.01 exceeds the sum of unpaid principal and accrued and unpaid interest on the Certificates and unreimbursed Advances and Servicing Advances.

“Prepayment Penalty Amount”:  With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and retained by the Servicer during the immediately preceding Prepayment Period, under the terms of this Agreement.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs, provided however, that the Servicer may deem any Principal Prepayment received on the first day of a calendar month as having been received in the prior calendar month.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”:  For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Certificate Principal Balance and Component Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group, (f) all Principal Prepayments in part or in full on Mortgage Loans in that Loan Group applied by the Servicer during the related Prepayment Period, (g) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 11.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

“Principal-Only Component”:  Any of the PO-1A Component, PO-1B Component, PO-2A Component and PO-2B Component, as applicable.

 “Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class B-5, Class B-6, Class B-7, Class A-R-II and Class P Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated June 30, 2005 relating to the initial sale of the Class B-5, Class B-6 and Class B-7 Certificates.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated February 22, 2005, relating to the Senior Certificates and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Prospectus Supplement”:  The Prospectus Supplement dated June 27, 2005 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase, plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Institutional Buyer”:  A qualified institutional buyer within the meaning of Rule 144A of the 1933 Act.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”:  S&P and Moody’s.  If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

 “Record Date”:  With respect to each Distribution Date (other than the initial Distribution Date) and the Class X-1, Class X-2, Class A-R and Class P Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date (other than the initial Distribution Date) and the LIBOR Certificates Certificates, the last Business Day preceding that Distribution Date, unless any Class of LIBOR Certificates are no longer Book-Entry Certificates, in which case the Record Date for such Class of LIBOR Certificates shall be the last Business Day of the calendar month preceding the month in which that Distribution Date occurs.  With respect to the initial Distribution Date and all Classes of Certificates, the Closing Date.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates or Principal-Only Components, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, which shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London.  Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date.  The Trustee initially shall designate the Reference Banks (after consultation with the Depositor).  If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor).  The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”:  Any Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class X-1, Class X-2, Class PO-1, Class PO-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class B-7 Certificate.

“Regulation S”:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”:  The meaning specified in Section 6.01.

“Relief Act”:  The Servicemembers Civil Relief Act, or any similar state or local law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Servicer’s Remittance Report to the Trustee providing information with respect to each Mortgage Loan which shall contain such information as may be agreed upon by the Servicer and the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to this Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 11.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of this Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of this Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of this Agreement.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Residential Dwelling”:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificates”:  The Class A-R and Class A-R-II Certificates.

“Responsible Officer”:  When used with respect to the Trustee or any director, the President, any vice president, any assistant vice president, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”:  As defined in Section 5.01(d).

“Restricted Global Security”:  As defined in Section 6.01.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sarbanes-Oxley Certification”:  A written certification covering, among other things, servicing of the Mortgage Loans and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Secured Bankers”: Secured Bankers Mortgage Company and its successors and assigns, in its capacity as Originator of the Secured Bankers Mortgage Loans.

“Secured Bankers  Mortgage Loans”:  The Mortgage Loans for which Secured Bankers is listed as “Originator” on the Mortgage Loan Schedule.

“Secured Bankers Purchase Agreement”:  Solely with respect to the Secured Bankers Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, between GCFP, as purchaser, and Secured Bankers, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Secured Bankers Mortgage Loans.

“Security Agreement”:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”:  GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”:  Any one of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class X-1, Class X-2, Class PO-1, Class PO-2 or Class A-R Certificates.

“Senior Certificate Group”:  Any of (a) the Class 1-A-1A, Class 1-A-1B,  and Class A-R Certificates with respect to Loan Group 1 and (b) the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates with respect to Loan Group 2.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”:  The date on which the Class Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Percentage”:  With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances and Component Principal Balances of the Classes of Senior Certificates and Principal-Only Components relating to that Loan Group immediately prior to such Distribution Date and the denominator of which is the Loan Group Balance in the related Loan Group for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage for the related Loan Group will be equal to 0% and; provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to one Loan Group, the Senior Percentage of the Loan Group related to the remaining Senior Certificates and Principal-Only Component is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates and Principal-Only Component immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

“Senior Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date before the Distribution Date in July 2015, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:  (i) from July 2015 through June 2016, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from July 2016 through June 2017, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from July 2017 through June 2018, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from July 2018 through June 2019, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after July 2019, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for any Loan Group unless the Step Down Conditions are satisfied; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in July 2015, the Senior Percentage for any Loan Group exceeds the initial Senior Percentage for such Loan Group, the related Senior Prepayment Percentage for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to July 2008 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after July 2008 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of:

(1)

the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)

the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

(3)

the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of “Principal Distribution Amount.”

“Senior Termination Date”:  For each Senior Certificate Group and Principal-Only Component, the Distribution Date on which the aggregate of the Class Certificate Principal Balances and related Component Principal Balance of the related Senior Certificates and Principal-Only Component is reduced to zero.

“Servicer”:  IndyMac Bank, F.S.B., a federal savings bank, and any successors thereto.

 “Servicer Certification”:  A certification of the Servicer substantially in the form of Exhibit P.

 “Servicer Remittance Date”: With respect to any Distribution Date, the Business Day preceding such Distribution Date.

“Servicing Account”:   Any account established and maintained, or caused to be established and maintained, by the Servicer with respect to the Mortgage Loans and any REO Property, pursuant to Section 3.09 of this Agreement.

“Servicing Advances”:  With respect to the Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof .

 “Servicing Fee”:  With respect to any Mortgage Loan and Distribution Date, the product of (x) Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan on the first day of the related Due Period.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, 0.375% per annum.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Sierra Pacific”: Sierra Pacific Mortgage Co., Inc. and its successors and assigns, in its capacity as Originator of the Sierra Pacific Mortgage Loans.

“Sierra Pacific  Mortgage Loans”:  The Mortgage Loans for which Sierra Pacific is listed as “Originator” on the Mortgage Loan Schedule.

“Sierra Pacific Purchase Agreement”:  Solely with respect to the Sierra Pacific Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2003, between GCFP, as purchaser, and Sierra Pacific, as seller, as the same may be amended from time to time, and any assignments and conveyances related to the Sierra Pacific Mortgage Loans.

“Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in July 2005, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-Off Date Principal Balance of such Mortgage Loan minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions hereof, to the extent distributed pursuant to Section 5.01 such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that, such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

·

for any Distribution Date on or after the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the twelfth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the thirteenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

·

for any Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Strike Rate”:  With respect to any Distribution Date and a Yield Maintenance Agreement, the strike rate listed on Schedule III hereto.

“Subordinate Adjusted Lower Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LTB-1, LTB-2, LTB-3, LTB-4, LTB-5, LTB-6 and LTB-Q Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by first subjecting the interest rate on the LTB-Q Interest to a cap of 0.00%, and first subjecting the interest rate on each of the LTB-1, LTB-2, LTB-3, LTB-4, LTB-5 and LTB-6 Interests to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (a) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (b) 30.

“Subordinate Certificate”:  Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class B-7 Certificates.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) the lesser of the Pass-Through Rate for such Class or the LIBOR Adjusted Cap Rate, divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”:  With respect to each Loan Group and any Distribution Date, the excess of the related Loan Group Balance for such Distribution Date over the aggregate Class Certificate Principal Balance and Component Principal Balance of the related Senior Certificate Group and Principal-Only Component immediately preceding such Distribution Date.  The designation “1” and “2” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1 and Loan Group 2, respectively.

“Subordinate Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Group and Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Components related to two Loan Groups, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, an amount equal to the sum of for all Loan Groups:

(1)

 the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Loan Group and Distribution Date;

(2)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for such Loan Group and Distribution Date;

provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to two Loan Groups, the Subordinate Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Substitution Adjustment”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 11.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  HarborView Mortgage Loan Trust 2005-5, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, excluding Prepayment Penalty Amounts, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; (vi)  the Basis Risk Reserve Fund and the Yield Maintenance Account; and (vii) the rights of the Trust under the Yield Maintenance Agreements.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”:  Deutsche Bank National Trust Company, its successors and assigns, or any successor trustee appointed as provided herein.

“Trustee Certification”:  A certification of the Trustee substantially in the form of Exhibit O.

“Trustee Fee”:  The monthly fee paid to the Trustee for its services rendered under this Agreement calculated at the Trustee Fee Rate of the outstanding Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

“Trustee Fee Rate”:  0.0038% per annum.

“Two Times Test”:  As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in July 2008, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in July 2008, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Undercollateralized Group”:  With respect to any Distribution Date and Loan Group, as to which the aggregate Class Certificate Principal Balance and Component Principal Balance of the related classes of Senior Certificates and Principal-Only Component, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates (other than the Class PO-1 and Class PO-2 Certificates) or, with respect to the Class X-1 Certificates, the X-1-IO-1 and X-1-IO-2 Components, and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class or Interest-Only Component for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class or Interest-Only Component in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”:  As described in the Preliminary Statement.

“Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  96% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Class X-1, Class X-2 and Class P Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding, 1% of the voting rights shall be allocated to the Class X-1 Certificates, 1% of the voting rights shall be allocated to the Class X-2 Certificates, 1% of the voting rights shall be allocated to the Class P Certificates and 1% of the voting rights shall be allocated to the Class A-R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights.  The Class A-R-II Certificate shall have no voting rights.

“Writedown Amount”:  The reduction described in Section 5.03(c).

“X-1-IO-1 Component”:  The Interest-Only Component of the Class X-1 Certificates relating to the Group 1 Mortgage Loans.

“X-1-IO-1 Component Notional Amount”:  As of any date of determination, the lesser of (i) the aggregate Class Certificate Principal Balance of the Class 1-A-1A and Class 1-A-1B Certificates immediately prior to such Distribution Date and (ii) the notional amount shown for that Distribution Date in the following table:

Distribution Date	Notional Amount ($)
July 2005	177,544,000.00
August 2005	170,718,741.27
September 2005	164,215,015.41
October 2005	157,933,176.23
November 2005	151,865,628.10
December 2005	146,005,036.21
January 2006	140,344,317.61
February 2006	134,876,632.48
March 2006	129,595,375.83
April 2006	124,494,169.40
May 2006	119,555,252.43
June 2006	114,782,140.29
July 2006	110,155,704.32
August 2006	105,685,360.17
September 2006	101,368,339.31
October 2006	97,199,367.47
November 2006	93,173,352.25
December 2006	89,285,376.93
January 2007	85,530,694.36
February 2007	81,904,721.06
March 2007	78,403,031.62
April 2007	75,373,236.28
May 2007	72,446,043.49
June 2007	69,623,504.60
July 2007	66,893,559.00
August 2007	64,261,946.53
September 2007	61,726,788.34
October 2007	59,284,650.91
November 2007	56,932,221.45
December 2007	54,666,303.64
January 2008	52,483,813.56
February 2008	50,381,775.75
March 2008	48,357,319.44
April 2008	46,407,674.89
May 2008	44,525,287.73
June 2008	42,711,582.14
July 2008	40,958,429.66
August 2008	39,540,064.49
September 2008	38,170,920.73
October 2008	36,845,090.05
November 2008	35,562,963.90
December 2008	34,325,522.27
January 2009	33,131,205.65
February 2009	31,978,415.21
March 2009	30,865,798.53
April 2009	29,789,108.51
May 2009	28,747,158.60
June 2009	27,740,977.69
July 2009	26,766,591.94
August 2009	25,825,824.90
September 2009	24,918,136.14
October 2009	24,041,887.41
November 2009	23,196,462.31
December 2009	22,380,450.68
January 2010	21,593,153.13
February 2010	20,833,559.00
March 2010	20,100,693.22
April 2010	19,392,851.70
May 2010	18,707,791.94
June 2010	18,034,273.39
July 2010	17,375,497.57
August 2010	16,738,543.54
September 2010	16,124,795.87
October 2010	15,533,413.32
November 2010	14,963,584.99
December 2010 and thereafter	0

“X-1-IO-2 Component”:  The Interest-Only Component of the Class X-1 Certificates relating to the Group 2 Mortgage Loans.

“X-1-IO-2 Component Notional Amount”:  As of any date of determination, the lesser of (i) the aggregate Class Certificate Principal Balance of the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates immediately prior to such Distribution Date and (ii) the amount shown for that Distribution Date in the following table:

Distribution Date	Notional Amount ($)
July 2005	397,905,000.00
August 2005	382,564,487.52
September 2005	367,934,936.97
October 2005	353,806,189.15
November 2005	340,161,049.13
December 2005	326,982,914.04
January 2006	314,255,752.50
February 2006	301,964,085.08
March 2006	290,092,965.08
April 2006	278,627,960.25
May 2006	267,522,097.92
June 2006	256,796,008.00
July 2006	246,403,442.98
August 2006	236,361,935.24
September 2006	226,666,025.21
October 2006	217,303,787.90
November 2006	208,263,710.73
December 2006	199,534,679.29
January 2007	191,105,963.51
February 2007	182,967,204.35
March 2007	175,108,400.95
April 2007	168,311,656.12
May 2007	161,741,602.12
June 2007	155,410,850.66
July 2007	149,290,263.96
August 2007	143,390,481.60
September 2007	137,707,764.00
October 2007	132,234,359.04
November 2007	126,962,787.85
December 2007	121,885,835.31
January 2008	116,996,540.70
February 2008	112,288,188.88
March 2008	107,754,301.60
April 2008	103,388,629.23
May 2008	99,171,130.81
June 2008	95,110,521.60
July 2008	91,187,162.24
August 2008	88,016,090.09
September 2008	84,955,473.18
October 2008	82,001,458.52
November 2008	79,150,327.67
December 2008	76,398,492.11
January 2009	73,736,309.90
February 2009	71,160,440.34
March 2009	68,673,668.96
April 2009	66,273,891.60
May 2009	63,949,913.92
June 2009	61,707,273.47
July 2009	59,535,701.80
August 2009	57,438,980.79
September 2009	55,416,113.66
October 2009	53,464,498.64
November 2009	51,581,625.67
December 2009	49,765,073.07
January 2010	48,010,138.35
February 2010	46,315,479.91
March 2010	44,680,631.72
April 2010	43,103,483.13
May 2010	41,573,592.81
June 2010	40,073,507.48
July 2010	38,607,393.75
August 2010	37,190,748.37
September 2010	35,825,764.36
October 2010	34,510,567.30
November 2010	33,243,350.44
December 2010 and thereafter	0

“X-1 Required Reserve Fund Deposit”:  With respect to the Class X-1 Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class X-1 Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to any remaining Basis Risk Shortfalls for such Distribution Date after giving effect to the deposit to the Basis Risk Reserve Fund of the X-2 Required Reserve Fund Deposit.

“X-2 Required Reserve Fund Deposit”:  With respect to the Class X-2 Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (and with respect to the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, after giving effect to distributions of payments made pursuant to the related Yield Maintenance Agreement).

“Yield Maintenance Account”:  The separate trust account maintained and held by the Trustee pursuant to Section 3.33, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificateholders, and which account provides that the Trustee may make, or cause to be made, withdrawals therefrom in accordance with Section 3.33.

“Yield Maintenance Agreement”:  Each of the two transactions evidenced by the confirmation dated June 30, 2005 together with any other related documents thereto, between the Yield Maintenance Provider and the Trustee, on behalf of the Trust.  The Yield Maintenance Agreements will be for the benefit of (i) the Class 1-A-1A and Class 1-A-1B Certificates and (ii) the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates.

“Yield Maintenance Distributable Amount”:  With respect to each Distribution Date and the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 11.00%, over (y) the applicable Strike Rate, (ii) the lesser of (a) the related Yield Maintenance Notional Balance and (b) the aggregate Certificate Principal Balance of the related Class or Classes of Certificates on the first day of the related Accrual Period and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”:  For a Yield Maintenance Agreement and any Distribution Date, the amount set forth on Schedule III hereto.

“Yield Maintenance Payment”:  The payment remitted to the Trustee by the Yield Maintenance Provider under the Yield Maintenance Agreements.

“Yield Maintenance Provider”:  Bear Stearns Financial Products Inc.

SECTION 1.02.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor or the Sevicer after the Cut-Off Date with respect to the Mortgage Loans.  The Depositor hereby directs the Trustee to execute, not in its individual capacity, but solely as Trustee on behalf of the Trust, and deliver the Yield Maintenance Agreements.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of Mortgage Loan documents.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust 2005-5, Mortgage Loan Pass-Through Certificates, Series 2005-5, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an officer’s certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust 2005-5, Mortgage Loan Pass-Through Certificates, Series 2005-5, without recourse;”

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)

the original Primary Insurance Policy, if any, or certificate, if any;

(vii)

the original or a certified copy of lender’s title insurance policy; and

(viii)

with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2005-5.

With respect to each Cooperative Loan the Seller, on behalf of the Depositor does hereby deliver to the Trustee the related Cooperative Loan Documents and the Seller will take (or cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee and the Rating Agency, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(x) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date.  The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents that are not delivered to the Custodian on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02.  Acceptance by Trustee.

The Trustee hereby accepts its appointment as Custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that, in its capacity as Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee or the Custodian on behalf of the Trustee further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and the Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee and the Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee or the Custodian on behalf of the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03.  Repurchase or Substitution of Mortgage Loans by the Originators and the Seller.

(a)

Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the related Originator of any representation, warranty or covenant under the related Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify such Originator of such defect, missing document or breach and request that such Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if such Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce such Originator’s obligation under the related Purchase Agreement and cause such Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the related Purchase Agreement) on or prior to the Determination Date following the expiration of such 90 day period.  It is understood and agreed that the obligation of the related Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against such Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian on behalf of the Trustee) shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price as specified above or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c)

The Purchase Price or Repurchase Price (as defined in the related Purchase Agreement) for a Mortgage Loan purchased or repurchased under this Section 2.03 or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s or the related Originator’s obligation to repurchase such Mortgage Loan arises.  The Trustee, upon confirmation of the related deposit in the Distribution Account, shall cause the Custodian to release to the Seller or the related Originator, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller or the related Originator, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the related Originator, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and the Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

(d)

Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the related Purchase Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller (subject to Section 2.03(i) below), hereunder shall be required to remedy such breach. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below.  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in this Section 2.03(b).

(e)

If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f)

[Reserved].

(g)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon.  Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the  Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h)

Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(e), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i)

Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Originator under the applicable Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall first request that the related Originator cure such breach or repurchase such Mortgage Loan and if such Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

In addition to the foregoing, within 120 days of the earlier of discovery by the Seller or receipt of notice by the Seller of (i) the breach of any representation or warranty of any Originator under the applicable Purchase Agreement which materially and adversely affects the interests of the Certificateholders in any of the Mortgage Loans and for which such Originator has failed to cure such breach in accordance with the terms of the related Purchase Agreement and (ii)(a) the fact that such Originator  is no longer an operating company or (b) an Officers’ Certificate certifying to the fact that such Originator is financially unable to cure such breach pursuant to the terms of the Purchase Agreement, the Seller shall repurchase or substitute for such Mortgage Loan in accordance with this Section 2.03 of this Agreement.  Such obligation of the Seller shall continue until such time that the Rating Agencies inform the Depositor and the Seller in writing that such obligation is no longer required in order for the Rating Agencies to maintain their then-current ratings on the Certificates.

SECTION 2.04.  Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders as of the Closing Date with respect to the Mortgage Loans:

(i)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(ii)

No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6 Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(iii)

With respect to each representation and warranty with respect to any Mortgage Loan made by the related Originator in the related Purchase Agreement that is made as of the related Closing Date (as defined in the related Purchase Agreement), to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the related Purchase Agreement) that would render such representations and warranties to be untrue in any material respect; and

(iv)

Each Group I Mortgage Loan has an original principal balance that conforms to Freddie Mac guidelines in effect as of the Closing Date.

With respect to the representations and warranties in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor, the Seller, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.  It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05.  Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Servicer is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms thereof;

(ii)

the Servicer has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)

The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer (including the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over the Servicer); and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over the Servicer) which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement;

(iv)

The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act; and

(v)

No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer that would prohibit the execution or delivery of, or performance under, this Agreement by the Servicer.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.  Upon discovery by any of the Depositor, the Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Depositor, the Servicer, the Seller and the Trustee and the Servicer shall cure any breach within 60 days of notice thereof.

SECTION 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trustee on behalf of the Certificateholders as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.  Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09.  Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.  Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)

any relationship that the Servicer or Sub-Servicer or any Affiliate of the Servicer or Sub-Servicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make Advances or Servicing Advances; or

(iv)

the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Subject to Section 3.17 hereof, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents prepared by the Servicer and necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, however, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution.  The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.  Notwithstanding anything to the contrary herein, the Servicer shall undertake to defend claims against the Trust, the Trustee and/or itself by a Mortgagor or otherwise related to the servicing of any Mortgage Loans.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11 hereof.  Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Loan Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07 hereof, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02.  Sub-Servicing Agreements Between Servicer and Sub-Servicers.

The Servicer may enter into Sub-Servicing Agreements, without any consent of the Trustee, with Sub-Servicers for the servicing and administration of the Mortgage Loans.  Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 hereof without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.03.  [Reserved].

SECTION 3.04.  [Reserved].

SECTION 3.05.  No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer.  The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.  [Reserved].

SECTION 3.07.  Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 5.05 hereof and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01 hereof, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”); provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12-month period or more than three times over the life of such Mortgage Loan.  The Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 hereof (including the standard that such forbearance will maximize the timely and complete recovery of principal and interest on the Mortgage Notes) shall be reflected in writing in the Mortgage File.

SECTION 3.08.  [Reserved].

SECTION 3.09.  Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained.  Servicing Accounts shall be Eligible Accounts.  The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer out of related collections for any Servicing Advances made pursuant to Section 3.01 hereof (with respect to taxes and assessments) and Section 3.14 hereof (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article XI hereof.  The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

SECTION 3.10.  Collection Account and Distribution Account.

(a)

On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)

all payments on account of principal, including Principal Prepayments on the Mortgage Loans;

(ii)

all payments on account of interest (net of the Servicing Fee and Lender-Paid Mortgage Insurance Fees, if any) on each Mortgage Loan;

(iii)

Recoveries received by the Servicer with respect to the Mortgage Loans;

(iv)

all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 11.01 hereof)

(v)

any amounts required to be deposited pursuant to Section 3.12 hereof in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(vi)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) hereof in respect of any blanket policy deductibles;

(vii)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 11.01 hereof; and

(viii)

all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03 hereof.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, Prepayment Penalty Amounts or other ancillary income need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)

On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 pm New York time on each Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account.

(c)

Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12 hereof.  The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof.  The Trustee shall give notice to the Servicer and the Depositor prior to any change in the location of the Distribution Account.

(d)

Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held in the Distribution Account pursuant to this subsection (d).  In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.  In addition, the Servicer, with respect to items (i) through (iv) and (vii) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (vii) below, shall so deposit, in the Distribution Account, and retain on deposit until the related Distribution Date, the following amounts:

(i)

any Advances, as required by Section 5.05 of this Agreement;

(ii)

any amounts required to be deposited pursuant to Section 3.23(d) or (f) hereof in connection with any REO Property;

(iii)

any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 11.01 hereof; and

(iv)

any Compensating Interest Payment to be deposited pursuant to Section 3.24 hereof in connection with any Interest Shortfall.

(v)

any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement;

(vi)

any amounts required to be deposited by the Trustee with respect to losses on investments of deposits in the Distribution Account; and

(vii)

any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(e)

 [Reserved].

(f)

The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) hereof in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11.  Withdrawals from the Collection Account and Distribution Account.

(a)

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 5.05 hereof:

(i)

to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) hereof or permitted to be so remitted pursuant to the first sentence of Section 3.10(d) hereof;

(ii)

subject to Section 3.16(d) hereof, to reimburse the Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the Servicing Fee) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.05;

(iii)

subject to Section 3.16(d), to pay the Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for Servicing Advances;

(iv)

to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)

to pay to the Seller or related Originator, as applicable, with respect to each related Mortgage Loan that has previously been repurchased or replaced pursuant to Section 2.03 hereof all amounts received thereon subsequent to the date of repurchase or substitution;

(vi)

to reimburse the Servicer for any Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 5.05;

(vii)

to pay, or to reimburse the Servicer for Servicing Advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b) hereof;

(viii)

to pay or reimburse the Servicer and the Trustee pursuant to Section 9.01(c) and 9.01(f), respectively;

(ix)

to pay or reimburse the Servicer for certain indemnification amounts as described in Section 10.03;

(x)

to remove amounts deposited in error; and

(xi)

to clear and terminate the Collection Account pursuant to Section 11.01 hereof.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above.  The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided, however, that an Officers’ Certificate in the form described under Section 5.05(d) shall suffice for such written notification to the Trustee in respect hereof.

(b)

The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)

to make distributions in accordance with Sections 5.01 and 8.05 hereof;

(ii)

to pay any amounts in respect of taxes pursuant to Section 9.01(g) hereof; and

(iii)

to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 2.03, 7.02, 8.17, 8.05 or 8.10 (including any fees, expenses or other amounts payable to the Custodian);

(iv)

to pay the Trustee any investment income;

(v)

to remove amounts deposited in error; and

(vi)

to clear and terminate the Distribution Account pursuant to Section 11.01 hereof.

SECTION 3.12.  Investment of Funds in the Collection Account and Distribution Account.

(a)

The Servicer may direct any depository institution maintaining the Collection Account (each such account, for purposes of this Section 3.12, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee.  The Trustee may be entitled to sole possession or control (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate, securities entitlement or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(i)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

(ii)

demand payment of all amounts due thereunder promptly upon determination by it that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23 hereof, as applicable.  The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)

Funds in the Distribution Account shall, if invested, be invested by in Permitted Investments; provided, however, that the Trustee shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Distribution Account.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee.  The Trustee shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

(d)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.  [Reserved]

SECTION 3.14.  Maintenance of Hazard Insurance Polices and Errors and Omissions and Fidelity Coverage.

(a)

The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on all buildings upon the Mortgaged Property in an amount which is at least equal to the lesser of the current Principal Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11 hereof, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23 hereof, if received in respect of an REO Property.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the current Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, but not more than the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

If a Mortgage is secured by a unit in a condominium or a unit in a planned unit development, the Servicer shall have received a certificate of insurance evidencing a master policy held by the owner’s association and naming the Servicer as loss payee. All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgage clauses, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting an insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies satisfy the requirements of Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. Any amounts collected by the Servicer under any such policies (other than the amounts to be deposited in the Escrow Account and to be applied to the restoration or repair of the related Mortgaged Property or property acquired in liquidation of the Mortgage Loan, or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.10 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of AX or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of the first two paragraphs of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

[Reserved.]

(c)

[Reserved.]

(d)

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.

SECTION 3.15.  Enforcement of Due-on-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor.  In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it.  The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy.  Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Loan Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever.  For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.  Realization upon Defaulted Mortgage Loans.

(a)

The Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07 hereof.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23 hereof.  The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)

Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(i)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii) above, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 5.05(d) hereof.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii) hereof, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)

[Reserved].

(d)

Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii) hereof; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Section 3.11(a)(iii).

SECTION 3.17.  Trustee to Cooperate; Release of Mortgage Files.

(a)

Upon (i) the payment in full of any Mortgage Loan, (ii) the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes or (iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in the State of California, at such time as the Servicer reasonably expects that it will have received payment in full, the Servicer shall deliver to the Custodian, on behalf of the Trustee two executed copies of a Request for Release in the form of Exhibit F (which shall include a certification to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 hereof have been so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.  Upon receipt of such certification and request, the Custodian, on behalf of the Trustee shall, within five Business Days, release and send the related Mortgage File to the Servicer by overnight mail, at the expense of the Servicer.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian, on behalf of the Trustee shall, upon any request made by or on behalf of the Servicer and delivery to the Custodian, on behalf of the Trustee of two copies of a Request for Release in the form of Exhibit F, release the related Mortgage File to the Custodian, on behalf of the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Custodian, on behalf of the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings.  Upon the request of the Custodian, on behalf of the Trustee, the Servicer shall provide notice to the Custodian of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Custodian, on behalf of the Trustee to the Servicer or its designee.

(c)

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of, any court pleadings, requests for trustee’s sale or other documents prepared by the Servicer and necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

(d)

Each Request for Release delivered to the Custodian, on behalf of the Trustee hereunder shall be signed by a Servicing Officer or shall be delivered in a mutually agreed upon electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer.

SECTION 3.18.  Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan; provided, however, that the aggregate Servicing Fee shall be reduced with respect to each Distribution Date by an amount equal to the amount of Compensating Interest Payment for such Distribution Date.

Additional servicing compensation in the form of late payment charges, assumption fees, insufficient funds charges, Prepayment Penalty Amounts or other ancillary income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) hereof to withdraw from the Collection Account and pursuant to Section 3.23(b) hereof to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24 hereof.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14(d) hereof).

SECTION 3.19.  Reports to the Trustee; Collection Account Statements.

Not later than 20 days after each Distribution Date, the Servicer shall forward, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account.  Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

SECTION 3.20.  Statement as to Compliance.

The Servicer shall deliver to the Trustee and the Depositor not later than February 28th of each calendar year, commencing in 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

SECTION 3.21.  Independent Public Accountants’ Servicing Report.

Not later than February 28th of each calendar year, commencing in 2006, the Servicer at its own expense shall cause a nationally recognized firm of Independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.  Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the expense of the Servicer provided that such statement is delivered by the Servicer to the Trustee.

SECTION 3.22.  Access to Certain Documentation; Loan-Level Information.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.  In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

Upon the request of Person claiming an Ownership Interest in any Certificate, the Servicer shall: (i) provide such Person with access, through the Servicer’s website or via a loan level tape, to the following loan level information regarding each Mortgage Loan: (a) the loan number of such Mortgage Loan, (b) the last date for which interest was paid on such Mortgage Loan, (c) the current Principal Balance of such Mortgage Loan, (d) the current Value of the related Mortgaged Property, (e) the date of the most recent appraisal of the related Mortgaged Property and (f) the current Loan Rate of such Mortgage Loan, (ii) answer any reasonable servicing question of such Person related to any Mortgage Loan that becomes sixty (60) or more days Delinquent, including questions related to collections, bankruptcies or foreclosures with respect to such Mortgage Loan, or with respect to the management and disposition of REO Property related to such Mortgage Loan, and (iii) provide such Person with any updated appraisals and broker price opinions authorized by the Servicer for the Mortgage Loans.

SECTION 3.23.  Title, Management and Disposition of REO Property.

(a)

The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders.  The Servicer, on behalf of the Trustee, shall either sell any REO Property by the end of the third full taxable year after the taxable year in which any REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 61 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in an Adverse REMIC Event.  The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)

The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account.  The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property.  The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders.  In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer’s receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)

all insurance premiums due and payable in respect of such REO Property;

(ii)

all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)

all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, the Servicer shall not:

(iv)

authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(v)

authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(vi)

authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(vii)

authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by any REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(viii)

the terms and conditions of any such contract shall not be inconsistent herewith;

(ix)

any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(x)

none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(xi)

the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 hereof is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d)

In addition to the withdrawals permitted under Section 3.23(c) hereof, the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan.  On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii) hereof, for distribution on the related Distribution Date in accordance with Section 5.01 hereof, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) hereof or this Section 3.23(d).

(e)

Subject to the time constraints set forth in Section 3.23(a) hereof, each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

(f)

The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer as provided above, shall be deposited in the Collection Account in accordance with Section 3.10(d)(ii) hereof on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 5.01 hereof.  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)

The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.  Obligations of the Servicer in Respect of  Interest Shortfalls.

With respect to any Distribution Date, not later than the Close of Business on the related Servicer Remittance Date, the Servicer shall remit the Compensating Interest Payment for such Distribution Date to the Collection Account.  The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest Payments.  With respect to any Distribution Date, such amounts so remitted shall be included in the Available Funds and distributed therewith on such Distribution Date.

SECTION 3.25.  [Reserved]

SECTION 3.26.  Obligations of the Servicer in Respect of Adjustments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of the Servicer or this Agreement.  Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.27.  Solicitations.

From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, however, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search; and provided, further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are generally directed to the customers of the Servicer or its Affiliates, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

SECTION 3.28.  [Reserved]

SECTION 3.29.  REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment.  In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.30.  Reports Filed with Securities and Exchange Commission.

Within 10 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 31 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust.  On or before (i) March 15, 2006, or such earlier date as such filing may be required under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, February 27 of each year thereafter, or such earlier date as such filing may be required under the rules of the Commission, (a) the Servicer will provide the Depositor with a Servicer Certification in substantially the form of Exhibit P to this Agreement for the benefit of the Depositor, each of its officers, directors, agents and employees and each Person, if any, who “controls” the Depositor within the meaning of the 1933 Act, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to this Agreement and (b) the Trustee will provide the Depositor with a Trustee Certification in substantially the form of Exhibit O to this Agreement for the benefit of the Depositor, its officers, directors, agents and employees, and each Person, if any, who “controls” the Depositor within the meaning of the 1933 Act.  Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include the Sarbanes-Oxley Certification and any other documentation provided by the Servicer or the Trustee pursuant to this Agreement which is required to be filed with such Form 10-K, to the extent they have been timely delivered to the Trustee and the Depositor; provided that, with respect to the accountant’s report attached as an exhibit to such Form 10-K, the Trustee shall have no obligation to undertake any independent analysis of such accountant’s report.  Notwithstanding any term to the contrary, an appropriate officer of the Depositor shall be responsible for signing, and shall sign, any such Form 10-K and the related Sarbanes-Oxley Certification that may be required to be filed with the Commission in connection therewith.  The Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of the applicable year.  Following its receipt thereof, the Depositor shall execute such Form 10-K and all related certifications and provide the original of such Form 10-K and all related certifications to the Trustee not later than March 25th of that year (or if March 25th is not a Business Day, then the next succeeding Business Day); provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 31st of the applicable year as may be required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules and Regulations of the Commission, then the time periods for preparation and execution of such Form 10-K set forth in this section shall be adjusted accordingly.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from the Trustee’s own negligence or willful misconduct.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file the Form 15 Suspension Notice and each Form 8-K on behalf of the Depositor; provided that the Trustee shall have no responsibility to execute any Form 10-K described herein or to execute any Depositor Certification (or other documents other than a Form 15 Suspension Notice or Form 8-K) described herein, or to file any items other than those specified in this Section 3.30; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Exchange Act.  Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Trustee in connection with this Section 3.30 shall not be reimbursable from the Trust.

SECTION 3.31.  Indemnification by the Servicer.

The Servicer agrees to indemnify the Depositor and the Trustee, and each of their respective officers, directors, agents and employees and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the 1933 Act for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of such obligations pursuant to Section 3.20, Section 3.21 or Section 3.30, (ii) by reason of the Servicer’s reckless disregard of such obligations pursuant to Section 3.20, Section 3.21 or Section 3.30 or (iii) by reason of any material misstatement or omission contained in the Servicer Certification provided pursuant to Section 3.30; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Servicer written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provided, however, that such agreement by the Servicer to indemnify and hold harmless such Person shall not include or apply to any such loss, liability or expense arising from, caused by or resulting from the actions or omissions of any Person other than the Servicer, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement or other applicable agreement by the Depositor or the Trustee.  If the indemnification provided for in this Section 3.31 is unavailable or insufficient to hold harmless such indemnified Persons, then the Servicer shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as applicable, on the one hand and the Servicer on the other.  This indemnity shall survive the resignation or removal of the Servicer and the termination of this Agreement.

SECTION 3.32.  Indemnification by the Trustee.

The Trustee agrees to indemnify the Depositor, its officers, directors, agents and employees and each Person, if any, who “controls” the Depositor within the meaning of the 1933 Act for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Trustee’s failure to file a Form 8-K or Form 10-K in accordance with Section 3.30, (ii) by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of its obligations pursuant to Section 3.30, (iii) by reason of the Trustee’s reckless disregard of such obligations pursuant to Section 3.30 or (iv) by reason of any material misstatement or omission contained in the Trustee Certification provided pursuant to Section 3.30; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Trustee written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provided, however, that such agreement by the Trustee to indemnify and hold harmless such Person shall not include or apply to any such loss, liability or expense arising from, caused by or resulting from the actions or omissions of any Person other than the Trustee, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement or other applicable agreement by the Depositor or the Servicer, including without limitation any erroneous, inaccurate or incomplete information or certification provided to the Trustee by the Depositor or the Servicer in connection with, or any failure or delay on the part of the Depositor or the Servicer to provide any information or certification necessary to, the Trustee’s performance under Section 3.30.  If the indemnification provided for in this Section 3.32 is unavailable or insufficient to hold harmless such indemnified Persons, then the Trustee shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.  This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

SECTION 3.33.  Yield Maintenance Account.

On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Yield Maintenance Account, into which Yield Maintenance Payments received by the Trustee pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C and Class X-2 Certificates.  Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

The Trustee shall deposit all amounts received from the Yield Maintenance Provider under the Yield Maintenance Agreements into the Yield Maintenance Account immediately upon receipt.  On each Distribution Date, the Trustee, shall withdraw from the Yield Maintenance Account (i) the Yield Maintenance Distributable Amount with respect to the Yield Maintenance Agreement related to (i) the Class 1-A-1A and Class 1-A-1B Certificates or (ii) the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, as applicable, then on deposit therein and distribute such amounts in respect of any Basis Risk Shortfalls for such Class on such Distribution Date, pro rata, based on amounts due and (ii) any amounts remaining on deposit therein after distributions made pursuant to (i) above, and distribute such amounts to the Class X-2 Certificates.  Each of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates will only receive payment from amounts received from the related Yield Maintenance Agreement.

If the Seller or its affiliate is the Holder of a Class 2-A-1A, Class 2-A-1B or Class 2-A-1C Certificates, the Seller or its affiliate shall remit to the Trustee the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date, and the Trustee will remit such amounts to the Yield Maintenance Provider.  For purposes of this Agreement, the Trustee shall have no duty to confirm that each amount received by it from the Seller or its affiliate with respect to the preceding sentence is the correct amount.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Holder of the Class X-2 Certificates, and the Holder of the Class X-2 Certificates shall report all amounts of income, reduction, gain or loss accruing therefrom and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Holder of the Class X-2 Certificates.

The Trustee shall terminate the Yield Maintenance Agreements upon the occurrence of an event of default or termination event under the Yield Maintenance Agreements of which a Responsible Officer of the Trustee has actual knowledge.  In the event that a Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trustee shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Certificates related to such Yield Maintenance Agreement, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the related Certificates), execute a replacement contract comparable to such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by the Yield Maintenance Agreements as certified to the Trustee by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

On any Distribution Date on or prior to the Distribution Date in January 2016, if the aggregate Class Certificate Principal Balance of the Certificates related to a Yield Maintenance Agreement equals zero (but not including the Distribution Date on which such aggregate Class Certificate Principal Balance is reduced to zero), all amounts received by the Trustee with respect to such Yield Maintenance Agreement shall be distributed directly to the Class X-2 Certificateholder.  On the Distribution Date in January 2016 or upon the termination of the Trust, the Yield Maintenance Agreements shall be terminated.

ARTICLE IV

[RESERVED]

ARTICLE V

FLOW OF FUNDS

SECTION 5.01.  Distributions.

(a)

On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 3.10, the Trustee shall withdraw funds (i) on deposit in the Distribution Account to the extent of Available Funds and (ii) for distributions pursuant to Section 5.01(a)(iii) below, amounts on deposit in the Yield Maintenance Account up to the related Yield Maintenance Distributable Amount, in each case, for each Loan Group for such Distribution Date and, make the following disbursements and transfers as set forth below:

(i)

the Available Funds for Loan Group 1 shall be distributed on each Distribution Date in the following order of priority, other than the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer pursuant to Section 11.01(a):

(A)

to the Class A-R, Class A-R-II, Class 1-A-1A, Class 1-A-1B and Class X-2 Certificates and the X-I-IO-1 Component, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class or Component is entitled); provided, however, that (i) for purposes of distributions for the Class X-2 Certificates pursuant to this paragraph 5.01(a)(i)(A), the Interest Distributable Amount for the Class X-2 Certificates from Loan Group 1 will be determined by the Group 1 Class X-2 Apportionment Rule and (ii) for purposes of distributions for the Class A-R-II Certificates pursuant to this paragraph 5.01(a)(i)(A), the Interest Distributable Amount for the Class A-R-II Certificates from Loan Group 1 will be determined by the Group 1 Class A-R-II Apportionment Rule; provided, further, that on each Distribution Date, first, the related Interest Distributable Amount up to the X-2 Required Reserve Fund Deposit and the Class X-1 Shortfall for such Distribution Date shall (i) first, be deposited in the Basis Risk Reserve Fund and shall not be distributed to the Class X-2 Certificates, and (ii) second, shall be made available to pay Class X-1 Shortfall in accordance with Section 5.07, and second,  the related Interest Distributable Amount up to the X-1 Required Reserve Fund Deposit shall be deposited in the Basis Risk Reserve Fund and shall not be distributed to the Class X-1 Certificates; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 1 for that date, as follows:

first, to the Holders of the Class A-R Certificate, until the Class Certificate Principal Balance of such Class is reduced to zero;

second, to the Holders of the Class A-R-II Certificate, up to an amount equal to $16,443.03, until the Class Certificate Principal Balance of such Class is reduced to zero;

third, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on Class Certificate Principal Balances, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

fourth, to the PO-1A and PO-2A Components, pro rata based on Component Principal Balances, until the Component Principal Balances of such respective Components are reduced to zero;

(ii)

the Available Funds for Loan Group 2 shall be distributed on each Distribution Date in the following order of priority, other than the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer pursuant to Section 11.01(a):

(A)

to the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C and Class X-2 Certificates and the X-1-IO-2 Component, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class or Component is entitled); provided, however, that (i) for purposes of distributions for the Class X-2 Certificates pursuant to this paragraph 5.01(a)(ii)(A), the Interest Distributable Amount for the Class X-2 Certificate from Loan Group 2 will be determined by the Group 2 Class X-2 Apportionment Rule and (ii) for purposes of distributions for the Class A-R-II Certificates pursuant to this paragraph 5.01(a)(ii)(A), the Interest Distributable Amount for the Class A-R-II Certificates from Loan Group 2 will be determined by the Group 2 Class A-R-II Apportionment Rule; provided, further, that on each Distribution Date, first, the related Interest Distributable Amount up to the X-2 Required Reserve Fund Deposit and the Class X-1 Shortfall for such Distribution Date shall (i) first, be deposited in the Basis Risk Reserve Fund and shall not be distributed to the Class X-2 Certificates, and (ii) second, shall be made available to pay Class X-1 Shortfall in accordance with Section 5.07 and second, the related Interest Distributable Amount up to the X-1 Required Reserve Fund Deposit shall be deposited in the Basis Risk Reserve Fund and shall not be distributed to the Class X-1 Certificate; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 2 for that date, as follows:

first, to the Holders of the Class A-R-II Certificate, up to an amount equal to $277.53, until the Class Certificate Principal Balance of such Class is reduced to zero;

second, to the Holders of the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, pro rata based on Class Certificate Principal Balances, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

third, to the PO-1B and PO-2B Components, pro rata based on Component Principal Balances, until the Component Principal Balances of such respective Components are reduced to zero;

(iii)

from the Yield Maintenance Account, to the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, any related Yield Maintenance Distributable Amount for such Distribution Date in the order and priority set forth in Section 3.33 above;

(iv)

from the Basis Risk Reserve Fund, to the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, any related Basis Risk Shortfall for such Distribution Date remaining after giving effect to the distributions specified in subsection (iii) above in the order and priority set forth in Section 5.07 below;

(v)

from the Available Funds for each Loan Group remaining after giving effect to the distributions specified in subsections (i), (ii), (iii) and (iv) above (or, with respect to clause (O) below, from funds remaining in the Basis Risk Reserve Fund) to the Certificateholders in the following order of priority, other than the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer pursuant to Section 11.01(a):

(A)

to the Class B-1 Certificates, the related Interest Distributable Amount for that date;

(B)

to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(C)

to the Class B-2 Certificates, the related Interest Distributable Amount for that date;

(D)

to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(E)

to the Class B-3 Certificates, the related Interest Distributable Amount for that date;

(F)

to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(G)

to the Class B-4 Certificates, the related Interest Distributable Amount for that date;

(H)

to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(I)

to the Class B-5 Certificates, the related Interest Distributable Amount for that date;

(J)

to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(K)

to the Class B-6 Certificates, the related Interest Distributable Amount for that date;

(L)

to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(M)

to the Class B-7 Certificates, the related Interest Distributable Amount for that date;

(N)

to the Class B-7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(O)

to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any related Basis Risk Shortfall for such Distribution Date remaining after giving effect to the distributions specified above;

(P)

to the Class A-R Certificate, any Available Funds then remaining, other than any portion thereof in respect of Premium Proceeds; and

(Q)

on the final Distribution Date, to the Holder of the Class A-R-II Certificate, the Premium Proceeds.

On the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer, Available Funds will be applied in the amounts and in the order specified above, except, no amounts will distributed pursuant to Section 5.01(a)(iv) above and the portion of Available Funds remaining after the distribution pursuant to Section 5.01(a)(iii) will be applied in the order specified in clause (v) of Section 5.01(a).

(b)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of that Class.

(c)

On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates (other than the Class PO-1 and Class PO-2 Certificates) and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates (other than the Class PO Certificates and the Class X-2 Certificates), the Monthly Interest Distributable Amount to which they would otherwise be entitled, (B) in the case of the Class X-2 Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled to receive from such Loan Group, based on the related Loan Group’s Class X-2 Apportionment Rule and (C) in the case of the Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by Net Interest Shortfalls with respect to the related Loan Group.

(d)

Notwithstanding the priority and allocation set forth in Section 5.01(a)(v) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(v) above.

(e)

(i) Notwithstanding the priority and allocation set forth in Section 5.01(a)(v), with respect to any Loan Group, on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Certificate Principal Balance of each Class of the Senior Certificates and PO Components related to a Loan Group have been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in that Loan Group otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(v), in reverse order of priority, shall be distributed as principal to the Senior Certificates related to the other Loan Group remaining outstanding in the amounts provided in the next succeeding sentence, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met.  Such amount shall be paid to the Senior Certificates in such Group in the same priority as such Certificates would receive other distributions of principal pursuant to Section 5.01(a).

(ii)

On any Distribution Date on which the Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates and Principal-Only Component of such Undercollateralized Group pursuant to Section 5.01(a) first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Class A-R Certificate in the same order and priority as provided in Section 5.01(a)(v).  In the event that the Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds for a Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates and Principal-Only Component.  Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(f)

Distributions on Physical Certificates.  The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(g)

Distributions on Book-Entry Certificates.  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

(h)

On each Distribution Date, the Trustee shall distribute to the Holder of the Class P Certificate, the Class P Distributable Amount.

SECTION 5.02.  Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Classes of Certificates (or, with respect to the Class X-1 Certificates, the Class PO-1 Certificates and with respect to the Class X-2 Certificates, the PO-2 Components in the amounts described in the next paragraph) in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class calculated at the applicable Adjusted Cap Rate for such Class.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Certificates (other than the Class X-1 and Class X-2 Certificates) on such Distribution Date will be added as Principal to the outstanding Class Certificate Principal Balance of such Class of Certificates.  With respect to the Class X-1 Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class X-1 Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the PO-1A Component and the PO-1B Component based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Group.  With respect to the Class X-2 Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class X-2 Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the PO-2A Component and the PO-2B Component based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Group.

SECTION 5.03.  Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

On each Distribution Date, Realized Losses that occurred during the related prepayment period shall be allocated as follows:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second,

(A)

with respect to such losses related to Loan Group 1 Mortgage Loans, to the Class 1-A-1A, Class 1-A-1B and Class A-R Certificates and PO-1A and PO-2A Components, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, the Class 1-A-1B Certificates will bear the principal portion of all realized losses allocable to the Class 1-A-1A Certificates for so long as the Class 1-A-1B Certificates are outstanding; and

(B)

with respect to such losses related to Loan Group 2 Mortgage Loans, to the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates and PO-1B and PO-2B Components, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, that all losses allocable to the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates will be allocated sequentially to the Class 2-A-1C, Class 2-A-1B and Class 2-A-1A Certificates, in that order, for so long as such Certificates are outstanding.

(c)

The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d)

Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04.  Statements.

(a)

On each Distribution Date, the Trustee shall make available to each Certificateholder, the Seller, and the Rating Agency, a statement based, as applicable, on loan-level information obtained from and the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Group for the following Distribution Date;

(iv)

the aggregate amount of servicing compensation received by the Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi)

[Reserved];

(vii)

the Loan Group Balance and related Net WAC and applicable Net WAC Cap for each Loan Group at the Close of Business at the end of the related Due Period;

(viii)

for each Loan Group, the aggregate Principal Balance of the One-Month MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix)

[Reserved];

(x)

[Reserved];

(xi)

for each Loan Group, the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii)

the number and aggregate unpaid principal balance of Mortgage Loans, in the aggregate and for each Loan Group, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv)

the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

(xv)

the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates or Principal-Only Components;

(xvi)

the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii)

the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xix)

the Available Funds with respect to each Loan Group;

(xx)

the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxi)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller or any Originator during the related Due Period, and indicating the relevant section of this Agreement or the related Purchase Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii)

the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(e)(i);

(xxiii)

current Recoveries allocable to each Loan Group;

(xxiv)

cumulative Recoveries allocable to each Loan Group;

(xxv)

the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon;

(xxvi)

for each Loan Group, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group;

(xxvii)

payments made under the Yield Maintenance Agreements, if any; and

(xxviii)

the amount of Net Deferred Interest, if any, added to the Class Certificate Principal Balance or Component Principal Balance of the related Certificates and Principal-Only Components.

The Trustee will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “https://www.tss.db.com/invr.”  Assistance in using the website can be obtained by calling the Trustee customer service desk at 1-800-735-7777.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05.  Remittance Reports; Advances.

(a)

No later than the 10th calendar day of each month, the Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the fifth Business Day prior to such Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.  The Trustee shall have no duty or obligation to calculate, recomputed or verify any information in the Remittance Report or other loan level information that it receives from the Servicer.

(b)

The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 5.05(d) below, the sum of (i) the aggregate amount of Monthly Payments (net of the Servicing Fee) due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were Delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 hereof for distribution on such Distribution Date.

On or before 1:00 pm New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 5.05, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 5.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances.  The Trustee will promptly provide notice to the Servicer by telecopy in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c)

The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

(d)

Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor and the Trustee.

SECTION 5.06.   [Reserved]

SECTION 5.07.  Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class LIBOR Certificates, a Basis Risk Reserve Fund.

The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.  The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b)

On each Distribution Date, first, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-2 Certificates shall instead be deposited in the Basis Risk Reserve Fund to the extent of the X-2 Required Reserve Fund Deposit and to the extent required to fund payment of any Class X-1 Shortfall for such Distribution Date, second, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-1 Certificates shall instead be deposited in the Basis Risk Reserve Fund to the extent of the X-1 Required Reserve Fund Deposit.

(c)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, the Trustee shall withdraw first, from the Yield Maintenance Account, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 3.33 and Section 5.01(a)(iii), and then from Basis Risk Reserve Fund the amount of any remaining Basis Risk Shortfall for the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, pursuant to Section 5.01(a)(iv).  If on any Distribution Date the amount on deposit in the Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 1-A-1A, Class 1-A-1B,  Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, and in the case of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, remaining after application of funds available therefor in the Yield Maintenance Account, the Trustee shall withdraw the entire remaining amount on deposit in the Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, the Trustee shall, after making the distributions described in the immediately preceding paragraph to the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, and after making distributions of interest on and principal to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates pursuant to Section 5.01(a)(v)(A) through Section 5.01(a)(v)(N), distribute the lesser of any amounts remaining on deposit in the Basis Risk Reserve Fund and such Basis Risk Shortfall to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order.

Funds remaining in the Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated, first, to the Class X-1 Certificates, up to the amount of the X-1 Required Reserve Fund Deposit for such Distribution Date and second, to the Class X-2 Certificates, up to the amount of the X-2 Required Reserve Fund Deposit for such Distribution Date.

(d)

Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class X-2 Certificateholders.  The Class X-2 Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class X-2 Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X-2 Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class X-2 Certificateholders.

(e)

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest cash held in the Basis Risk Reserve Fund in the absence of timely and specific written investment direction from the Depositor.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Depositor to provide timely written investment direction.

(f)

The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self interest for (i) serving as investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.  The Trustee does not guarantee the performance of any Permitted Investment.

(g) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X-2 Certificateholders.

SECTION 5.08.  Recoveries.

(a)

With respect to any Class of Certificates or Principal-Only Component to which a Realized Loss has been allocated (including any such Class or Principal-Only Component for which the related Class Certificate Principal Balance or Component Principal Balance has been reduced to zero), the Class Certificate Principal Balance or Component Principal Balance of such Class or Component, as applicable, will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates or Component Principal Balance of the Principal-Only Component related to the Loan Group from which the Recovery was collected, will be increased pro rata, up to the amount by which Net Realized Losses previously allocated to each such Class or Component exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class or Component, and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class.

(b)

Any increase to the Class Certificate Principal Balance of a Class of Certificates or Component Principal Balance of a Principal-Only Component shall increase the Certificate Principal Balance of each Certificate of the related Class or the Component Principal Balance of each of the PO-1 Component and PO-2 Component pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01.  The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A-1 through E.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and $100,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class X-1, Class X-2, Class B-5, Class B-6 and Class B-7 Certificates except that one Certificate of each of the Class B-5, Class B-6 and Class B-7 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class PO-1 and Class PO-2 Certificates will be offered in minimum percentage interests of 0.01%.  The Class A-R, Class A-R-II and Class P Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificate and the Class P Certificate) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates shall be Book-Entry Certificates.  The Residual Certificate shall be a Physical Certificate.

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit C hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), each of which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller’s expense execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificates sold in offshore transactions in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates (other than the Class P Certificate) sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate (other than the Class P Certificate) in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar, or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar, or the Depositor. The Class P Certificate shall only be issued as a Definitive Certificate and shall only be transferred pursuant to clauses (i)(A) and (ii) above.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

If any Certificate Owner that is required under this Section 6.02(d) to transfer its Class B-5, Class B-6 and Class B-7 Certificates that are Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Trustee of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Trustee, in its capacity as such, through the book-entry facilities of the Depository, then the Trustee shall decrease the balance of such Book-Entry Certificates and thereupon, the Trustee shall execute, authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

Subject to the provisions of this Section 6.02(d) governing registration of transfer and exchange Class B-5, Class B-6 or Class B-7  Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A under the 1933 Act to one or more Qualified Institutional Buyers that are acquiring such Definitive Certificates, their own accounts for or for the accounts of other Qualified Institutional Buyers and (ii) held as Definitive Certificates by a Qualified Institutional Buyer for its own account or for the account of another Qualified Institutional Buyer may be exchanged for Book-Entry Certificates, in each case upon surrender of such Certificates for registration of transfer or exchange at the offices of the Trustee maintained for such purpose.  Whenever any such Certificates are so surrendered for transfer or exchange, either the Trustee shall increase the balance of the related Book-Entry Certificates or the Trustee shall execute, authenticate and deliver the Book-Entry Certificates for which such Certificates were transferred or exchanged, as necessary and appropriate.  No Holder of any such Definitive Certificates other than a Qualified Institutional Buyer holding such Certificates for its own account or for the account of another Qualified Institutional Buyer may exchange such Certificates for Book-Entry Certificates.  Further, any Certificate Owner of such Book-Entry Certificates other than any such Qualified Institutional Buyers shall notify the Trustee of its status as such and shall transfer such Book-Entry Certificate to the Trustee, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Trustee of such Book-Entry Certificates by the Depository, if applicable, the Trustee shall execute, authenticate and deliver to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

None of the Depositor, the Seller, the Servicer, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Servicer, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if an ERISA-Restricted Certificate, has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of an ERISA-Restricted Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer, or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate, in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in  a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause the Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

Notwithstanding any provision to the contrary herein, so long as a Global Security representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i)

Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Global Security representing the Certificates shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)

Restricted Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from the Depository directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii)

Regulation S Global Security to Restricted Global Security.  If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from the Depository directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv)

Other Exchanges.  In the event that a Restricted Global Security or a Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Trustee.

(v)

Restrictions on U.S. Transfers.  Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04.  Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

ARTICLE VII

DEFAULT

SECTION 7.01.  Event of Default.

(a)  If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)

the failure by the Servicer to make any Advance or to deposit in the Distribution Account any deposit required to be made under the terms of this Agreement, and such failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; provided further, in connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement (without giving effect to any grace or cure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the prime rate on any amount not timely remitted from and including the day such remittance was required to be made, but not including, the day on which such remittance was actually made; or

(ii)

the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days (or, in the case of a breach of its obligation to provide a Servicer Certification pursuant to Section 3.28, 30 days) after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Certificates evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Servicer has actual knowledge of such failure; or

(iii)

the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)

the Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Depositor and the Seller.  The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under this Agreement).  On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

(b)

The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Distribution Account, any REO Account or any Servicing Account or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Servicer’s duties and the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.  The termination of the rights and obligations of the Servicer shall not affect any liability it may have incurred prior to such termination.

(c)

Notwithstanding the foregoing, if an Event of Default described in clause (i) of Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of outstanding Advances or other amounts for which the Servicer was entitled to reimbursement as of the date of termination, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (i) of Section 7.01(a).  Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.  If the Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Advance (and interest, as required by Section 7.01(a)(i)) the nonpayment of which by the Servicer was an Event of Default described in clause (i) of Section 7.01(a), the Trustee may, in its sole discretion, permit the Servicer to resume its rights and obligations as Servicer hereunder.  The Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this subsection.

SECTION 7.02.  Trustee to Act.

(a)

From and after the date the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including but not limited to the immediate obligation to make Advances.  As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from each Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.09 or to indemnify the Trustee hereunder), nor shall any successor Servicer (including the Trustee in such capacity) be liable for any acts or omissions of the predecessor Servicer (except with respect to the making of Advances that the defaulting Servicer was required to make but did not make) or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The terminated Servicer shall bear all costs of any servicing transfer hereunder, including but not limited to the costs of the Trustee allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

The Trustee shall be entitled to reimbursement by the Servicer (or by the Trust Fund pursuant to Section 8.05 if the Servicer is unable to fulfill its obligations hereunder) for all costs associated in the transfer of servicing from the predecessor Servicer, including, without limitation, any costs and expenses associated with the complete transfer of all servicing data and the completion, connection or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans properly and effectively.

(c)

Any successor, including the Trustee, to the Servicer as Servicer shall during the term of its status as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

(d)

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03.  Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

SECTION 7.04.  Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01.  Duties of the Trustee

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Trustee, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be responsible for any act or omission of the Servicer, the Depositor, the Seller or the Custodian, or any successor Custodian; and

(v)

the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 8.02.  Certain Matters Affecting the Trustee

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(viii)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

In order to comply with its duties under the USA PATRIOT Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto including but not limited to such parties’ name, address, and other identifying information.

SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Yield Maintenance Agreement, any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer), any Mortgagor; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04.  Trustee, Custodian and Servicer May Own Certificates.

The Trustee, the Servicer and the Custodian in their respective individual capacities, or in any capacity other than as Trustee, as Servicer or Custodian, hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee, Servicer or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05.  Trustee’s Fees and Expenses.

The Trustee (including in its capacity as Custodian hereunder) shall be compensated by the Trustee Fee as compensation for its services hereunder.  In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 3.10 all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.06 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) or under the Yield Maintenance Agreements (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Servicer or the Certificateholders hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06.  Eligibility Requirements for Trustee

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by the Rating Agency, a minimum short-term debt rating in the second highest rating category by the Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.  Resignation or Removal of Trustee

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee, the Depositor, the Seller, the Servicer and the Rating Agencies.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, and one copy to the successor Trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Depositor, the Servicer and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

SECTION 8.08.  Successor Trustee

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller and the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, as applicable, all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 8.09.  Merger or Consolidation of Trustee

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11.  Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Servicer, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13.  Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16.  Appointment of Custodians.

The Trustee may, and at the direction of the Depositor shall, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement.  The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee.  Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian.  Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The initial custodian of the Mortgage Loans shall be Deutsche Bank National Trust Company.  Deutsche Bank National Trust Company, in its capacity as custodian shall be compensated by the Trustee from the Trustee Fee for its services as custodian.

SECTION 8.17.  Indemnification

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Custodial Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; and

(ii)

notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes.  The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its respective duties hereunder (including the Trustee’s duties as tax return preparer).

(d)

The Trustee shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Trustee.  Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

The Trustee, shall not enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Class X-1 and Class X-2 Certificates as their interest may appear and that is not an asset of any REMIC.  The Trustee shall treat the rights of the Holders of the LIBOR Certificates to receive distributions from the Basis Risk Reserve Fund to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class X-1 and Class X-2 Certificates in favor of the Holders of the Class X-2 Certificates.  Thus, the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract and the entitlements to receive payments from the Basis Risk Reserve Fund. On any Distribution Date on which the amount distributable with respect to the X-1-IO-1 or X-1-IO-2 Component exceeds the amount payable at the rate described in footnote (2) in the Preliminary Statement under the caption “The Certificates,” such excess shall be deemed to have been distributed in respect of the Class X-2 Certificates, deposited in the Basis Risk Reserve Fund, and distributed from the Basis Risk Reserve Fund in respect of those Components.  Similarly, if the amount added to the Component Principal Balance  on any Distribution Date in respect of the PO-1A or PO-1B Components exceeds the amount accrued as described in footnote (4) in the Preliminary Statement under the caption “The Certificates,” when such excess is paid, it shall be treated as having been distributed in respect of the Class PO-2 Certificates, deposited in the Basis Risk Reserve Fund, and distributed from the Basis Risk Reserve Fund in respect of those Components.  For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

SECTION 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class A-R Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

THE SELLER, THE SERVICER AND THE DEPOSITOR

SECTION 10.01.  Liability of the Seller, the Servicer and the Depositor.

The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or the Servicer, as the case may be, herein.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

SECTION 10.02.  Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor.

Any entity into which the Seller, the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer or the Depositor, shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 hereof with respect to the qualifications of a successor Servicer.

SECTION 10.03.  Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its failure to perform its obligations and duties hereunder.  The preceding sentence shall not limit the obligations of the Servicer pursuant to Section 10.05 hereof.  The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (subject to a limit of $100,000 per annum and $1 million in the aggregate until the termination of the Trust), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its failure to perform its obligations and duties hereunder.  The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  The Servicer’s right to indemnity or reimbursement pursuant to this Section shall be expenses of the Trust Fund and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account, and shall survive any resignation or termination of the Servicer pursuant to Section 10.04 or 7.01 hereof with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).  This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

SECTION 10.04.  Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 10.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor Servicer to the Trustee and Depositor in writing and such proposed successor Servicer is acceptable to the Trustee and Depositor, (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Servicer stating that the proposed appointment of such successor Servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of clause (i) above, the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or, in the case of clause (ii) above, the Trustee shall have designated a successor servicer in accordance with Section 7.02 hereof.  Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 hereof as obligations that survive the resignation or termination of the Servicer.  Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

SECTION 10.05.  Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 hereof.  Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 10.04 hereof.

ARTICLE XI

TERMINATION

SECTION 11.01.  Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Servicer may, at its option, terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance (the “Call Option Date”), by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to (A) the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 11.01(b) by (x) the Servicer and (y) the Holders of a majority in Percentage Interest in the Class A-R-II Certificates plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of Certificates issued pursuant to this Agreement.  If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Servicer and the Holders of a majority in Percentage Interest in the Class A-R-II Certificates as provided in (ii) above in their good faith business judgment, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer and the Holders of a majority in Percentage Interest in the Class A-R-II Certificates in their reasonable discretion and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(b)

Notice of any termination pursuant to the second paragraph of Section 11.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 11.02.  Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 11.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii)

The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorneys in fact to undertake the foregoing steps.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, and the Trustee without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect, the interests of any Certificateholders; provided, further, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 5.01(a) hereof, to the consent of the Bank of New York, as Custodian; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, and the Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller, (b) in the case of the Trustee, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:  GC05H5 (telecopy number (714) 247-6223), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor and the Seller in writing by the Trustee; (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller and the Trustee in writing by the Depositor and (d) in the case of the Servicer, to IndyMac Bank, F.S.B. 3465 East Foothill Blvd., Pasadena, California 91107, Attention: Secondary Marketing.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  Notice of any Event of Default shall be given by telecopy and by certified mail.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08.  Notice to the Rating Agencies.

(a)

The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Servicer or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Trustee shall promptly furnish or make available to each Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

The Servicer shall promptly furnish to the Rating Agencies copies of the following:

(i)

each annual statement as to compliance described in Section 3.16 hereof;

(ii)

each annual independent public accountants’ servicing report described in Section 3.17 hereof; and

(iii)

each notice delivered pursuant to Section 5.05 hereof which relates to the fact that the Servicer has not made an Advance.

(d)

All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,

   a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention:  Residential Mortgages

SECTION 12.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 12.11.  Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13.  Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Depositor agrees to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.

The Trustee shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.05 and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Trustee’s possession).  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

SECTION 12.14.  Tax Treatment of Class P Certificate.

It is the intent of the parties hereto that the segregated pool of assets consisting of any collections in respect of the Class P Distributable Amount payable to the Class P Certificate constitutes, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation §301.7701-4(c)(2).  The Trustee shall prepare, sign and file, all of the tax returns in respect of such grantor trust.  The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.  The Trustee shall comply with each such requirement by filing Form 1041 or other applicable form.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller, the Trustee and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,
as Depositor

By: /s/ Shakti Radhakishun
Name: Shakti Radhakishun

Title: Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By: /s/ Shakti Radhakishun
Name: Shakti Radhakishun

Title: Senior Vice President

INDYMAC BANK, F.S.B., as Servicer

By: /s/ Issac Carrillo
Name: Issac Carrillo

Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By: /s/ Ronaldo Reyes
Name: Ronaldo Reyes

Title: Vice President

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27 day of June 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a SVP of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kimberly J. Donnelly

Notary Public

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27 day of June 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a SVP of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kimberly J. Donnelly

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF LOS ANGELES

)

On the 30 day of June 2005, before me, a notary public in and for said State, personally appeared Isaac Carrillo known to me to be a Vice President of IndyMac Bank, F.S.B., a federal savings bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Rebecca Lee

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 30 day of June 2005, before me, a notary public in and for said State, personally appeared Ronaldo Reyes known to me to be a Vice President of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Mei Nghia

Notary Public

EXHIBIT A-1

FORM OF CLASS A CERTIFICATE

CLASS [__]-A[__] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:

[

]

Cut-Off Date:

June 1, 2005

First Distribution Date:

July 19, 2005

Initial Certificate Principal

Balance of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Principal Balance of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

Variable

CUSIP:

[___________]

Class:

[___]-A[____]

Assumed Final Distribution Date:

July 19, 2045

HarborView Mortgage Loan Trust 2005-5,

Mortgage Loan Pass-Through Certificates, Series 2005-5

Class [__]-A[____]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement.  Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”), IndyMac Bank, F.S.B., as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee, as Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June ___, 2005

DEUTSCHE BANK NATIONAL TRUST

COMPANY,

not in its individual capacity,

but solely as Trustee

By  ________________________________________

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Deutsche Bank National Trust Company,
as Certificate Registrar

EXHIBIT A-2

FORM OF CLASS X CERTIFICATE

CLASS X-[__] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:

[

]

Cut-Off Date:

June 1, 2005

First Distribution Date:

July 19, 2005

Initial Certificate Notional

Amount of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Notional Amount of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

Variable

CUSIP:

[___________]

Class:

X-[__]

Assumed Final Distribution Date:

[July 19, 2045] [November 19, 2010]

HarborView Mortgage Loan Trust 2005-5,

Mortgage Loan Pass-Through Certificates, Series 2005-5

Class X-[__]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”), IndyMac Bank, F.S.B., as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee, as Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June ___, 2005

DEUTSCHE BANK NATIONAL TRUST

COMPANY,

not in its individual capacity,

but solely as Trustee

By  ________________________________________

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Deutsche Bank National Trust Company,
as Certificate Registrar

EXHIBIT A-3

FORM OF CLASS PO CERTIFICATE

CLASS PO-[__] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS NOT ENTITLED TO ANY PAYMENTS OF INTEREST.

Certificate No.:

[

]

Cut-Off Date:

June 1, 2005

First Distribution Date:

July 19, 2005

Initial Certificate Principal

Balance of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Principal Balance of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

N/A

CUSIP:

[___________]

Class:

PO-[__]

Assumed Final Distribution Date:

July 19, 2045

HarborView Mortgage Loan Trust 2005-5,

Mortgage Loan Pass-Through Certificates, Series 2005-5

Class PO-[__]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement.  Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”), IndyMac Bank, F.S.B., as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee, as Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June ___, 2005

DEUTSCHE BANK NATIONAL TRUST

COMPANY,

not in its individual capacity,

but solely as Trustee

By  ________________________________________

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Deutsche Bank National Trust Company,
as Certificate Registrar

EXHIBIT B

FORM OF CLASS A-R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[For Class A-R-II Only:] THIS CERTIFICATE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST.  THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

1

Cut-Off Date:

June 1, 2005

First Distribution Date:

July 19, 2005

Initial Certificate Principal

Balance of this Certificate:

[$100]

Original Class Certificate

Principal Balance of this

Class:

[$100]

Percentage Interest:

100%

Pass-Through Rate:

[Net WAC]

CUSIP:

[________________]

Class:

A-R

Assumed Final Distribution Date:

July 19, 2045

HarborView Mortgage Loan Trust 2005-5

Mortgage Loan Pass-Through Certificates, Series 2005-5

Class A-R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”), IndyMac Bank, F.S.B., as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office of the Certificate Registrar or the office or agency maintained by the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement.  Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.  The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest in this Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee, as Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June ___, 2005

DEUTSCHE BANK NATIONAL TRUST

COMPANY,

not in its individual capacity,

but solely as Trustee

By  ________________________________________

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Deutsche Bank National Trust Company,
as Certificate Registrar

EXHIBIT C

FORM OF SUBORDINATE CERTIFICATE

CLASS B-[      ] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (I) IT ACQUIRED SUCH CERTIFICATE (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR AS A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT OR (D) AS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT, AND (II) IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE AT THE TIME OF ITS ACQUISITION, (A) SUCH HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, SUCH HOLDER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY THE HOLDER WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:

[

]

Cut-Off Date:

June 1, 2005

First Distribution Date:

July 19, 2005

Initial Certificate Principal

Balance of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Principal Balance of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

Variable

CUSIP:

[________________]

Class:

B-[    ]

Assumed Final Distribution Date:

July 19, 2045

HarborView Mortgage Loan Trust 2005-5,

Mortgage Loan Pass-Through Certificates, Series 2005-5

Class B-[      ]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement.  Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”), IndyMac Bank, F.S.B., as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee, as Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June ___, 2005

DEUTSCHE BANK NATIONAL TRUST

COMPANY,

not in its individual capacity,

but solely as Trustee

By  ________________________________________

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Deutsche Bank National Trust Company,
as Certificate Registrar

EXHIBIT D

FORM OF CLASS P CERTIFICATE

CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THIS CERTIFICATE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST.  THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS.  NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A, AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED BY THE TRANSFEREE TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Cut-Off Date:

June 1, 2005

Percentage Interest:

100%

Certificate No.:

1

Class:

P

HarborView Mortgage Loan Trust 2005-5

Mortgage Loan Pass-Through Certificates, Series 2005-5

Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as seller (the “Seller”), IndyMac Bank, F.S.B., as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee, as Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June ___, 2005

DEUTSCHE BANK NATIONAL TRUST

COMPANY,

not in its individual capacity,

but solely as Trustee

By  ________________________________________

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Deutsche Bank National Trust Company,
as Certificate Registrar

EXHIBIT E

FORM OF REVERSE OF THE CERTIFICATES

HARBORVIEW MORTGAGE LOAN TRUST 2005-5

Mortgage Loan Pass-Through Certificates, Series 2005-5

Reverse Certificate

This Certificate is one of a duly authorized issue of Certificates designated as HarborView Mortgage Loan Trust 2005-5, Mortgage Loan Pass-Through Certificates, Series 2005-5 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee, as Paying Agent is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, distributions will be made on the 19th day of each month, or if the 19th day is not a Business Day, then on the next succeeding Business Day (the “Distribution Date”), commencing on the Distribution Date in July 2005, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Servicer, the Trustee and Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

[Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Certificates (other than the Class X-1, Class X-2, Class PO-1, Class PO-2, Class B-5, Class B-6 and Class B-7 Certificates) and $100,000 and integral dollar multiples of $1,000 in excess thereof, in the case of the Class X-1, Class X-2, Class B-5, Class B-6 and Class B-7, except that one Certificate of each of the Class B-5, Class B-6 and Class B-7 Certificates may be in a different denomination.]  [Applicable to Book-Entry Certificates only; delete for Physical Certificates.]

[The Class PO-1 and Class PO-2 Certificates will be issuable in minimum Percentage Interests of 0.01%] [Applicable to Class PO-1 and PO-2 Certificates only]

[The Class A-R, Class A-R-II and Class P Certificates are each issuable as a single certificate in physical form only in a Percentage Interest of 100%.]  [Applicable to Class A-R, Class A-R-II and Class P Certificates only.]

[The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.]  [Applicable to Physical Certificates only; delete for Book-Entry Certificates.]

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Seller, the Trustee, the Servicer, the Certificate Registrar and the Paying Agent and any agent of the Depositor, the Seller, the Trustee, the Servicer, the Certificate Registrar and the Paying Agent may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Seller, the Trustee, the Servicer, the Certificate Registrar or the Paying Agent or any agent of any of them shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, the Servicer may, at its option, terminate the Agreement by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at the Termination Price as provided in the Pooling and Servicing Agreement.  In the event that the Servicer does not exercise its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________________________________.

Dated: _____________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to____________________________________________________________________________

______________________________________________________________________________

for the account of_______________________________________________________________,

account number ________________________, or, if mailed by check, to ___________________

______________________________________________________________________________

Applicable statements should be mailed to ___________________________________________

_____________________________________________________________________________.

This information is provided by _____________________________________________,

the assignee named above, or _____________________________________________________,

as its agent.

EXHIBIT F

REQUEST FOR RELEASE

Date

[Addressed to Trustee

or, if applicable, custodian]

In connection with the administration of the mortgages held by you as [Trustee] [Custodian, on behalf of the Trustee] under a certain Pooling and Servicing Agreement dated as of June 1, 2005 among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian (the “Pooling and Servicing Agreement”), the undersigned [Servicer] hereby requests a release of the Mortgage File held by you as [Trustee] [Custodian, on behalf of the Trustee] with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.

Mortgage Loan paid in full. (The [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

2.

The Mortgage Loan is being foreclosed.

3.

Mortgage Loan substituted. (The [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

4.

Mortgage Loan repurchased. (The [Servicer] hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

5.

Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us without obligation to return to you).

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

_____________________________________

[Name of Servicer]

By:__________________________________

Name:

Title: Servicing Officer

EXHIBIT G-1

FORM OF RECEIPT OF MORTGAGE NOTE

RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:

HarborView Mortgage Loan Trust 2005-5
Mortgage Loan Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of June 1, 2005, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian, we hereby acknowledge receipt of an original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

Dated:

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

[On file with the Trustee]

EXHIBIT 2

EXCEPTIONS REPORT

[On file with McKee Nelson LLP]

EXHIBIT G-2

FORM OF INTERIM CERTIFICATION OF TRUSTEE

INTERIM CERTIFICATION OF TRUSTEE

[Date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Re:

HarborView Mortgage Loan Trust 2005-5

Mortgage Loan Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule):

(i)

all documents required to be delivered to the Trustee (or to the Custodian, on behalf of the Trustee) pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

(i)

such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(ii)

based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By: _________________________

Name:

Title:

EXHIBIT G-3

FORM OF FINAL CERTIFICATION OF TRUSTEE

FINAL CERTIFICATION OF TRUSTEE

[Date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Re:

HarborView Mortgage Loan Trust 2005-5

Mortgage Loan Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached schedule) it has received all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii) and (iii) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects the information set forth in each Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By: _________________________

Name:

Title:

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:  Deponent is ______________________ of Greenwich Capital Financial Products, Inc. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On _______________, 200__, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made.  The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of HarborView Mortgage Loan Trust 2005-5, Mortgage Loan Pass-Through Certificates, Series 2005-5, to accept the transfer of the above-described mortgage loan from the Seller.

The Seller agrees to indemnify Deutsche Bank National Trust Company and Greenwich Capital Acceptance, Inc. and hold each of them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By:  __________________________________

        __________________________________

STATE OF	)
	)	Ss:
COUNTY OF	)

On this ____ day of ___________ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

_______________________________

_______________________________

My commission expires _______________.

EXHIBIT I-1

FORM OF ERISA REPRESENTATION

(RESIDUAL CERTIFICATES)

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:  HarborView Mortgage Loan Trust 2005-5
Mortgage Loan Pass-Through Certificates, Series
2005-5, Class A-R

Ladies and Gentlemen:

1.

The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.

The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust.

3.

The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________

[Transferee]

By:______________________________

    Name:

    Title:

EXHIBIT I-2

FORM OF ERISA REPRESENTATION

(CLASS B-5) (CLASS B-6) (CLASS B-7)

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:

HarborView Mortgage Loan Trust 2005-5

Mortgage Loan Pass-Through Certificates,

Series 2005-5, Class [B-5], [B-6], [B-7]

Ladies and Gentlemen:

1.

The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which s/he makes this affidavit.

2.

The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust.

3.

The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________

[Transferee]

By:______________________________

    Name:

    Title:

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:

HarborView Mortgage Loan Trust 2005-5
Mortgage Loan Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either:  (i) we are not an employee benefit plan that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”), nor are we acting on behalf of any such Plan; or (ii) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60 or (iii) we have presented an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of any of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian or to any liability, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

  Authorized Officer

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:

HarborView Mortgage Loan Trust 2005-5
Mortgage Loan Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) either:  (i) we are not an employee benefit plan that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”), nor are we acting on behalf of any such Plan; or (ii) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60 or (iii) we have presented an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of any of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian or to any liability, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

  Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______ 1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:

   Name:

   Title:

Date:

___________________

1/

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___

The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___

The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:

   Name:

   Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

FORM OF TRANSFEROR CERTIFICATE

[Date]

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:

HarborView Mortgage Loan Trust 2005-5 Mortgage
Loan Pass-Through Certificates, Series 2005-5,
Class A-R

Ladies and Gentlemen:

In connection with our proposed transfer of an Ownership Interest in the Class A-R Certificate, we hereby certify that (a) we have no knowledge that the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) we have not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By:  ______________________________

EXHIBIT L

TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES

PURSUANT TO SECTION 6.02(e)

HARBORVIEW MORTGAGE LOAN TRUST 2005-5

MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2005-5,
CLASS A-R

STATE OF	)
	)	ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class A-R  Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”) dated as of June 1, 2005, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer and Deutsche Bank National Trust Company, as Trustee and Custodian.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.  The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.

The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.

The Transferee’s taxpayer identification number is             .

9.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this       day of                   , 20  .

[NAME OF TRANSFEREE]

By:

   Name:

   Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this       day of          , 20  .

NOTARY PUBLIC

My Commission expires the      day of                 , 20  .

EXHIBIT M

LIST OF ASSIGNMENT AGREEMENTS

1.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Alliance Bancorp.

2.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Commercial Capital Bank, F.S.B.

3.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Commercial Capital Bank, FSB.

4.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Community Lending, Inc.

5.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and E-Loan, Inc.

6.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Gateway Funding Diversified Mortgage Services, LP.

7.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Home Loan Center, Inc.

8.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Loan Link Financial Services.

9.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Luxury Mortgage Corp.

10.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Metrocities Mortgage LLC.

11.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Paul Financial, LLC.

12.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Plaza Home Mortgage, Inc.

13.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and PMC Bancorp.

14.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Secured Bankers Mortgage Company.

15.

Assignment and Recognition Agreement, dated as of June 30, 2005 among Greenwich Capital Financial Products, Inc., as assignor, Greenwich Capital Acceptance, Inc., as assignee, and Sierra Pacific Mortgage, Inc.

EXHIBIT N-1

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY

TO REGULATION S GLOBAL SECURITY

(Transfers pursuant to §§ 6.02 (f) (ii)

                       of the Pooling and Servicing Agreement)

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:

HarborView Mortgage Loan Trust 2005-5
Mortgage Loan Pass-Through Certificates, Series 2005-5

Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 2005  (the “Pooling and Servicing Agreement”) relating to the above referenced certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer, and Deutsche Bank National Trust Company, as Trustee and Custodian.  Capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

This letter relates to U.S. $____________________________ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with the Depository in the name of [name of transferor] ___________________________________ (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the private placement memorandum dated June 30, 2005, relating to the Securities and in accordance with Rule 904 of Regulation S, and that:

a.

the offer of the Securities was not made to a person in the United States;

b.

at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c.

no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.

the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”); and

e.

the transferee is not a U.S. Person.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

       Title:

Date:                                   ,

EXHIBIT N-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM REGULATION S GLOBAL SECURITY

TO RESTRICTED GLOBAL SECURITY

(Transfers pursuant to §§ 6.02 (f) (iii)

                          of the Pooling and Servicing Agreement)

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-5

Re:

HarborView Mortgage Loan Trust 2005-5
Mortgage Loan Pass-Through Certificates, Series 2005-5

Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 2005  (the “Pooling and Servicing Agreement”) relating to the above referenced certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, IndyMac Bank, F.S.B., as Servicer, and Deutsche Bank National Trust Company, as Trustee and Custodian.  Capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

This letter relates to U.S. $____________________________ aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor] ___________________________________ (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the private placement memorandum dated June 30, 2005, relating to the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee or any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:

Name:

Title:

Date:

EXHIBIT O

FORM OF TRUSTEE CERTIFICATION

Re:

HarborView Mortgage Loan Trust 2005-5,

Mortgage Loan Pass-Through Certificates, Series 2005-5

Deutsche Bank National Trust Company (the “Trustee”) hereby certifies to Greenwich Capital Acceptance, Inc. (the “Depositor”), each of its officers, directors, agents and employees, and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.

Based on the Trustee’s knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by the Servicer, the distribution information in the distribution reports contained in all reports on Form 8-K included in the year covered by the annual report on Form 10-K referred to in clause (1) above, prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.

Based on the Trustee’s knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2005 (the “Pooling and Servicing Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as the seller (the “Seller”), IndyMac Bank, F.S.B. (the “Servicer”) and the Trustee, as trustee and custodian.

Deutsche Bank National Trust Company,

as Trustee

By:___________________________

[Name]

[Title]

[Date]

By:___________________________

[Name]

[Title]

[Date]

EXHIBIT P

FORM OF SERVICER CERTIFICATION

Re:

HarborView Mortgage Loan Trust 2005-5,

Mortgage Loan Pass-Through Certificates, Series 2005-5

I, [name of certifying individual], a duly elected and acting officer of IndyMac Bank, F.S.B. (the “Servicer”), certify pursuant to Section 3.30 of the Pooling and Servicing Agreement to the Depositor and the Trustee, each of their officers, directors, agents and employees, and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.20 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all servicing reports required pursuant to the Pooling and Servicing Agreement to be provided by the Servicer to the Trustee during the Relevant Year.  Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2.

The Relevant Information has been provided to those Persons entitled to receive it.

3.

I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Section 3.21 of the Pooling and Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2005 (the “Pooling and Servicing Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as the seller (the “Seller”), the Servicer, as servicer and the Trustee, as trustee and custodian.

IndyMac Bank, F.S.B.,

as Servicer

By:___________________________

Name:

Title:

Date:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

[On file with the Trustee]

SCHEDULE II

YIELD MAINTENANCE PAYMENTS

Class 1-A-1A and Class 1-A-1B Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
September 2005	174,058,071.74	9.99331
October 2005	171,517,014.79	9.99384
November 2005	169,012,688.13	10.32751
December 2005	166,544,512.85	9.99490
January 2006	164,111,919.70	10.32861
February 2006	161,714,348.99	9.99597
March 2006	159,351,250.43	9.99650
April 2006	0	N/A
May 2006	154,726,314.45	9.99758
June 2006	152,449,628.94	10.33140
July 2006	150,202,183.44	9.99869
August 2006	147,966,838.41	10.33254
September 2006	145,619,454.57	9.99859
October 2006	143,299,465.85	9.99769
November 2006	141,004,570.05	10.32990
December 2006	138,735,785.05	9.99565
January 2007	136,501,753.78	10.32777
February 2007	134,301,906.20	9.99359
March 2007	132,117,297.60	9.99256
April 2007	0	N/A
May 2007	127,848,315.15	9.99052
June 2007	125,664,423.75	10.32254
July 2007	123,512,593.48	9.98884
August 2007	121,239,446.57	10.32115
September 2007	118,776,720.17	9.98787
October 2007	116,358,078.54	9.98753
November 2007	113,836,304.96	10.32022
December 2007	111,360,177.46	9.98710
January 2008	108,929,975.25	10.31977
February 2008	106,518,478.41	9.98670
March 2008	104,143,215.58	9.98655
April 2008	101,795,559.04	10.67532
May 2008	99,492,034.09	9.98668
June 2008	97,231,824.09	10.31966
July 2008	95,014,127.53	9.98686
August 2008	92,838,157.74	10.31985
September 2008	90,703,142.63	9.98705
October 2008	88,608,324.42	9.98714
November 2008	86,552,959.34	10.32014
December 2008	84,536,317.43	9.98733
January 2009	82,557,682.26	10.32034
February 2009	80,616,350.65	9.98752
March 2009	78,711,632.47	9.98762
April 2009	0	N/A
May 2009	75,384,893.46	9.98781
June 2009	73,954,215.72	10.32084
July 2009	72,550,310.45	9.98801
August 2009	71,172,680.28	10.32105
September 2009	69,820,837.07	9.98822
October 2009	68,494,301.72	9.98832
November 2009	67,192,603.96	10.32138
December 2009	65,915,282.25	9.98853
January 2010	64,661,883.61	10.32159
February 2010	63,431,963.39	9.98875
March 2010	62,225,085.23	9.98886
April 2010	0	N/A
May 2010	59,878,749.74	9.98908
June 2010	58,738,459.43	10.32216
July 2010	57,619,544.92	9.98930
August 2010	56,521,608.75	10.32239
September 2010	55,444,260.82	9.98953
October 2010	54,387,118.22	9.98965
November 2010	53,349,805.19	10.32275
December 2010	52,331,952.89	9.98988
January 2011	51,333,199.31	10.32300
February 2011	50,353,189.15	9.99012
March 2011	49,391,573.69	9.99024
April 2011	0	N/A
May 2011	47,522,164.19	9.99049
June 2011	46,613,704.52	10.32363
July 2011	45,722,308.08	9.99074
August 2011	44,847,657.26	10.32389
September 2011	43,989,440.35	9.99099
October 2011	43,147,351.42	9.99112
November 2011	42,321,090.18	10.32430
December 2011	41,510,361.94	9.99139
January 2012	40,714,877.44	10.32457
February 2012	39,934,352.78	9.99166
March 2012	39,168,509.34	9.99179
April 2012	38,417,073.66	10.68103
May 2012	37,679,777.33	9.99207
June 2012	36,956,356.94	10.32528
July 2012	36,246,553.93	9.99235
August 2012	35,550,114.56	10.32558
September 2012	34,866,789.79	9.99264
October 2012	34,196,335.19	9.99278
November 2012	33,538,510.85	10.32603
December 2012	32,893,081.32	9.99308
January 2013	32,259,815.53	10.32633
February 2013	31,638,486.66	9.99338
March 2013	31,028,872.11	9.99353
April 2013	0	N/A
May 2013	29,843,916.19	9.99384
June 2013	29,268,149.96	10.32713
July 2013	28,703,248.19	9.99416
August 2013	28,149,008.18	10.32746
September 2013	27,605,230.98	9.99448
October 2013	27,071,721.33	9.99464
November 2013	26,548,287.59	10.32797
December 2013	26,034,741.70	9.99498
January 2014	25,530,899.04	10.32832
February 2014	25,036,578.47	9.99531
March 2014	24,551,602.18	9.99549
April 2014	0	N/A
May 2014	23,608,987.62	9.99584
June 2014	23,151,010.02	10.32921
July 2014	22,701,697.85	9.99619
August 2014	22,260,889.23	10.32958
September 2014	21,828,425.24	9.99655
October 2014	21,404,149.94	9.99674
November 2014	20,987,910.27	10.33016
December 2014	20,579,556.01	9.99711
January 2015	20,178,939.74	10.33055
February 2015	19,785,916.77	9.99750
March 2015	19,400,345.11	9.99769
April 2015	0	N/A
May 2015	18,651,000.78	9.99808
June 2015	18,286,957.12	10.33156
July 2015	17,929,822.63	9.99849
August 2015	17,579,468.04	10.33198
September 2015	17,235,766.42	9.99890
October 2015	16,898,593.25	9.99910
November 2015	16,567,826.32	10.33263
December 2015	16,243,345.67	9.99953
January 2016	15,925,033.57	10.33307

Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
September 2005	390,047,661.30	9.99331
October 2005	384,404,878.63	9.99384
November 2005	378,843,175.58	10.32751
December 2005	373,361,277.85	9.99490
January 2006	367,957,932.54	10.32861
February 2006	362,631,907.72	9.99597
March 2006	357,381,992.11	9.99650
April 2006	0	N/A
May 2006	347,105,744.26	9.99758
June 2006	342,037,811.40	10.33140
July 2006	337,041,071.68	9.99869
August 2006	332,073,514.33	10.33254
September 2006	326,938,569.72	9.99859
October 2006	321,789,554.06	9.99769
November 2006	316,680,075.97	10.32990
December 2006	311,648,369.43	9.99565
January 2007	306,693,162.33	10.32777
February 2007	301,813,204.50	9.99359
March 2007	297,007,267.14	9.99256
April 2007	0	N/A
May 2007	287,573,726.57	9.99052
June 2007	282,771,804.77	10.32254
July 2007	277,452,174.68	9.98884
August 2007	271,665,184.13	10.32115
September 2007	265,818,362.38	9.98787
October 2007	260,079,802.65	9.98753
November 2007	254,447,514.83	10.32022
December 2007	248,919,545.53	9.98710
January 2008	243,493,977.35	10.31977
February 2008	238,168,928.27	9.98670
March 2008	232,942,550.93	9.98655
April 2008	227,714,924.30	10.67532
May 2008	222,564,010.85	9.98668
June 2008	217,509,884.13	10.31966
July 2008	212,550,753.83	9.98686
August 2008	207,684,862.78	10.31985
September 2008	202,910,486.36	9.98705
October 2008	198,225,931.92	9.98714
November 2008	193,629,538.10	10.32014
December 2008	189,119,674.37	9.98733
January 2009	184,694,740.38	10.32034
February 2009	180,353,165.45	9.98752
March 2009	176,093,407.96	9.98762
April 2009	0	N/A
May 2009	168,654,891.06	9.98781
June 2009	165,456,768.73	10.32084
July 2009	162,318,456.37	9.98801
August 2009	159,238,843.39	10.32105
September 2009	156,216,839.68	9.98822
October 2009	153,251,375.38	9.98832
November 2009	150,341,400.35	10.32138
December 2009	147,485,883.91	9.98853
January 2010	144,683,814.48	10.32159
February 2010	141,934,199.14	9.98875
March 2010	139,236,063.39	9.98886
April 2010	0	N/A
May 2010	133,990,422.39	9.98908
June 2010	131,441,056.97	10.32216
July 2010	128,939,450.10	9.98930
August 2010	126,484,714.16	10.32239
September 2010	124,075,977.97	9.98953
October 2010	121,712,386.46	9.98965
November 2010	119,393,100.40	10.32275
December 2010	117,117,296.09	9.98988
January 2011	114,884,165.06	10.32300
February 2011	112,692,913.85	9.99012
March 2011	110,542,763.64	9.99024
April 2011	0	N/A
May 2011	106,362,722.91	9.99049
June 2011	104,331,345.84	10.32363
July 2011	102,338,096.14	9.99074
August 2011	100,382,264.51	10.32389
September 2011	98,463,154.76	9.99099
October 2011	96,580,083.60	9.99112
November 2011	94,732,380.42	10.32430
December 2011	92,919,386.99	9.99139
January 2012	91,140,457.29	10.32457
February 2012	89,394,957.25	9.99166
March 2012	87,682,264.60	9.99179
April 2012	86,001,768.53	10.68103
May 2012	84,352,869.58	9.99207
June 2012	82,734,979.38	10.32528
July 2012	81,147,520.50	9.99235
August 2012	79,589,926.14	10.32558
September 2012	78,061,640.06	9.99264
October 2012	76,562,116.32	9.99278
November 2012	75,090,819.07	10.32603
December 2012	73,647,222.40	9.99308
January 2013	72,230,810.17	10.32633
February 2013	70,841,075.79	9.99338
March 2013	69,477,522.02	9.99353
April 2013	0	N/A
May 2013	66,827,013.54	9.99384
June 2013	65,539,109.80	10.32713
July 2013	64,275,488.37	9.99416
August 2013	63,035,696.43	10.32746
September 2013	61,819,289.62	9.99448
October 2013	60,625,831.77	9.99464
November 2013	59,454,894.78	10.32797
December 2013	58,306,058.56	9.99498
January 2014	57,178,910.74	10.32832
February 2014	56,073,046.64	9.99531
March 2014	54,988,069.06	9.99549
April 2014	0	N/A
May 2014	52,879,221.43	9.99584
June 2014	51,854,593.31	10.32921
July 2014	50,849,335.28	9.99619
August 2014	49,863,085.66	10.32958
September 2014	48,895,489.47	9.99655
October 2014	47,946,198.32	9.99674
November 2014	47,014,870.28	10.33016
December 2014	46,101,169.78	9.99711
January 2015	45,204,767.47	10.33055
February 2015	44,325,340.09	9.99750
March 2015	43,462,570.42	9.99769
April 2015	0	N/A
May 2015	41,785,764.53	9.99808
June 2015	40,971,122.86	10.33156
July 2015	40,171,927.73	9.99849
August 2015	39,387,890.28	10.33198
September 2015	38,618,727.02	9.99890
October 2015	37,864,159.68	9.99910
November 2015	37,123,915.23	10.33263
December 2015	36,397,725.65	9.99953
January 2016	35,685,327.92	10.33307